UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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IDENTIV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2015

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Identiv, Inc. on Tuesday, May 26, 2015 at 8:00 a.m., local time. The meeting will be held at the offices of Wilson, Sonsini, Goodrich & Rosati PC, at 650 Page Mill Road, Palo Alto, California, 94304. The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on our operations.

The Notice of 2015 Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

JASON HART

Chief Executive Officer

IDENTIV, INC.

NOTICE OF

2015 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2015

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Identiv, Inc. (the “Company”), a Delaware corporation, to be held on May 26, 2015, at 8:00 a.m., local time, at the offices of Wilson, Sonsini, Goodrich & Rosati PC located at 650 Page Mill Road, Palo Alto, California, 94304, for the following purposes:

1.	To elect two Class II directors to serve for a three-year term ending at the annual meeting of stockholders in 2018 and until their successors have been duly elected and qualified or until they resign or are removed;

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to decrease the number of authorized shares of the Company’s Common Stock from 130,000,000 to 50,000,000 shares;

3.	To approve an amendment to the Company’s 2011 Incentive Compensation Plan that would increase the number of shares reserved for issuance by an additional 750,000 shares;

4.	To ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2015;

5.	To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers (“Say on Pay”); and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors of the Company recommends that you vote “FOR” the approval of each of the proposals outlined above and as more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 22, 2015 are entitled to notice of and to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. A list of stockholders entitled to vote at the 2015 Annual Meeting of Stockholders will be available for inspection at the U.S. headquarters of the Company.

All stockholders are cordially invited and encouraged to attend the Annual Meeting. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Accordingly, please review our proxy materials and sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or submit your proxy or voting instruction card, as applicable, by telephone or through the Internet. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors of

Identiv, Inc.

Brian Nelson

Chief Financial Officer and Secretary

Fremont, California

April     , 2015

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE PROXY CARD OR VOTING INSTRUCTIONS CARD. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please vote your shares via telephone or the Internet, as described herein and on the proxy card, to assure that your shares are represented at the meeting, or, mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IDENTIV, INC.

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of the Company is furnishing this Proxy Statement to you in connection with the solicitation of proxies for use at our Annual Meeting to be held on May 26, 2015, at 8:00 a.m., local time, at the offices of Wilson, Sonsini, Goodrich & Rosati PC located at 650 Page Mill Road, Palo Alto, California, 94304, or any adjournment(s) or postponement(s) thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of our Annual Meeting. References in this proxy statement to the “Company,” “we,” “our,” “us” or “Identiv” are to Identiv, Inc.

Copies of this Proxy Statement, the enclosed proxy card and our 2014 Annual Report to Stockholders are expected to be mailed on or about May 1, 2015 to Stockholders of record as of the Record Date (as defined below).

Record Date

Our Board of Directors has fixed the close of business on April 22, 2015 as the record date (the “Record Date”) for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Shares Outstanding

At the Record Date, approximately [            ] shares of the Company’s Common Stock were outstanding and entitled to vote at the Annual Meeting. Our Common Stock is listed on The NASDAQ Capital Market under the symbol INVE.

Quorum

The holders of one-third (1/3) of the outstanding shares of our Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (as described below) will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business.

Voting Rights and Vote Required

Each stockholder of record on the Record Date will be entitled to one vote per share of Common Stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of the nominee for director. No stockholder will be entitled to cumulative votes at the Annual Meeting for the election of any members of our Board of Directors.

The proposal to decrease the number of shares of Common Stock authorized requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

All other matters being submitted to stockholders require the affirmative vote of a majority of the votes cast. Proposal No. 5 (the Say on Pay proposal) is a non-binding, advisory proposal.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business, but will not be considered as voting on such matter, except that in the case of Proposal No. 2 (Restated Certificate), abstentions shall have the same effect as a vote against the proposal. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the votes cast, or the other matters being submitted to stockholders, other than Proposal No. 2 (Restated Certificate) which require an affirmative vote of a majority of votes cast. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring your proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or nominee to obtain a legal proxy.

If you are unable to attend the Annual Meeting, you may vote by proxy as follows:

•	Internet. You may submit a proxy over the Internet by following the instructions provided on the separate proxy card.

•	Telephone. You may submit a proxy over the telephone by following the instructions provided on the separate proxy card.

•	Mail. You may submit a proxy by mail by completing, signing and returning the separate proxy card in the prepaid and addressed envelope included with the proxy materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted as the Board of Directors recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. Stockholder votes will be tabulated by a representative of Broadridge Financial Solutions, Inc.

Brokers, banks, or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other intermediaries are entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares, but, absent instructions from the beneficial holders of such shares, they are not entitled to vote shares held for a beneficial holder on non-routine matters, such as the election of directors, authorization of a reduction in the number of authorized shares, amendments to the Company’s 2011 Incentive Compensation Plan and the approval of the advisory resolution on Say on Pay. Consequently, if you do not give your broker specific instructions, your shares may not be voted on the non-routine matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Please instruct your bank or broker so your vote can be counted on all proposals.

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

Revocability of Proxies

If you are a stockholder of record, your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us. If you have executed and returned a proxy and are present in person at the Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the inspector of elections, thereby suspending the power of the proxy holders to vote the proxy previously delivered by you.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).

Annual Report and Other Matters

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Fiscal 2014”) which is being made available to stockholders with or preceding this Proxy Statement, contains financial and other information about our Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We make all of our filings free of charge on our website, www.identiv.com, including our proxy statements (including this Proxy Statement), our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, together with amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.

We will also provide to each stockholder of record as of the record date, without charge, copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, this Proxy Statement, and the related proxy card. Requests for copies may be made in writing directed to our executive offices at 39300 Civic Center Drive, Suite 140, Fremont, California 94538, Attention: Investor Relations, or by telephone at (949) 553-4251, or by e-mailing us at IR@Identiv.com.

Stockholder Proposals for 2016 Annual Meeting of Stockholders

Assuming a mailing date of May 1, 2016 for our 2016 proxy statement, Stockholder proposals submitted for inclusion in our proxy materials for the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at 39300 Civic Center Drive, Suite 140, Fremont, California 94538,

Attention: Secretary, by January 1, 2016; provided, however, that if the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then the deadline is a reasonable time before the Company begins to print and distribute its proxy materials.

In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notice must be delivered to the Secretary of the Company and must be received by the Company not later than March 2, 2016 and no earlier than February 1, 2016, assuming a mailing date of May 1, 2015 for this proxy statement. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth therein.

The notice period for proposals under our bylaws is not less than 60 calendar days nor more than 90 calendar days before the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is moved more than 30 days after the anniversary of the Annual Meeting, the Company’s advance notice procedure requires that such proposal must be received by the Company not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Our bylaws have been publicly filed with the Securities Exchange Commission (“SEC”).

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2016 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2016 Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three director classes with staggered three-year terms. Currently there are six directors and three vacancies on the Board of Directors. Two directors serve in Class I (whose terms expire at the 2017 Annual Meeting), three directors serve in Class II (whose terms expire at this Annual Meeting) and one director serves in Class III (whose term expires at the 2016 Annual Meeting).

The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has proposed, that Jason Hart and James Ousley be elected as Class II directors at the Annual Meeting. Mr. Saad Alazem has not been nominated for re-election and will not stand for reelection at the Annual Meeting, but will continue to serve through the end of his current term ending on the date of the Annual Meeting. We acknowledge with gratitude Mr. Alazem’s years of service on the Board of Directors and his invaluable contributions to the Company. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Messrs. Hart and Ousley, who currently serve as Class II directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, that any of the nominees will decline to serve as a director at the Annual Meeting, as each has agreed to serve if elected.

The nominees for Class II Director receiving the highest number of votes will be elected as Class II Directors. A “Withhold” vote will have no effect on the vote. The nominees elected at the Annual Meeting will serve for a term ending on the date of the 2018 Annual Meeting of stockholders and until their successors have been elected and duly qualified, or upon the date of their earlier resignation or removal.

Set forth below is information about the directors nominated for election at the Annual Meeting and each of the other current directors:

Name	Age	Position	Director Since
CLASS I DIRECTORS
Steven Humphreys	54	Director and Chairman	1996
Daniel S. Wenzel	37	Director	2010

CLASS II DIRECTORS
Jason Hart	44	Director, Chief Executive Officer and President	2013
James E. Ousley	69	Director	2014

CLASS III DIRECTORS
Gary Kremen	51	Director	2014

The principal occupations and qualifications of each of the nominees for director as well as the current directors are as follows. There are no family relationships among any of our directors or executive officers.

BUSINESS EXPERIENCE OF DIRECTORS

Class II Director Nominees

Jason Hart was appointed Chief Executive Officer (“CEO”) and a director of the Company in September 2013 and was appointed President effective July 31, 2014. He previously served as Executive Vice President, Identity Management & Cloud Solutions and CEO of our idOnDemand subsidiary. From November 2007 until its acquisition by the Company in May 2011, Mr. Hart was CEO of idOnDemand, Inc., a pioneering provider of smart card-based identity solutions via the cloud, which he co-founded. From February 2007 to November 2007 he served as CEO and director of ActivIdentity (formerly ActivCard), a provider of identity assurance and strong authentication solutions, where he earlier served as Senior Vice President Sales, Marketing, Professional Services and Product Management. Prior to this, Mr. Hart was the founder and CEO of Protocom Development Systems Inc., an identity management software security business that was acquired by ActivCard in 2005. In 2003, Mr. Hart was recognized by Deloitte & Touche for his software export achievements. In 2002, he was recognized by Ernst & Young as the Australian Young Entrepreneur of the Year and was a member of the judging panel in 2005, 2006 and 2007. Mr. Hart’s significant experience in the security technology industry, track record of innovation and growth and intimate knowledge of the technologies and markets of the Company bring to the Board of Directors strategic vision and leadership and in the industries and market opportunities in which the Company is engaged. In determining to nominate Mr. Hart for re-election as a director, the Board of Directors considered the significant experience in the security technology industry, track record of innovation and growth and intimate knowledge of the technologies and markets of the Company Mr. Hart would bring to the Board of Directors and his strategic vision and leadership in the industries and market opportunities in which the Company is engaged.

James Ousley has served as a director of the Company since July 2014 and currently serves as chairman of the Audit Committee. James “Jim” Ousley has more than 40 years of experience leading global technology and telecommunications organizations. On July 1, 2014, he joined CVC Growth Capital as senior operating managing partner. Previously, he served as the chief executive officer at Savvis, Inc. from March 2010 to April 2013. Savvis was acquired by CenturyLink, where he served as chief executive officer of Savvis and president of enterprise markets group, which is now CenturyLink Technology Solutions, a global leader in cloud and managed solutions. Prior to Savvis, Mr. Ousley served as president and chief executive officer of Vytek Wireless, Inc., which was acquired by Calamp, Inc.; president and chairman of Syntegra (USA), a division of British Telecommunications Plc.; and president and chief executive officer of Control Data Systems, which was acquired by British Telecommunications. Mr. Ousley has also held various executive management positions with Control Data Corporation. Mr. Ousley currently serves on the board of directors of Icelero, Inc., Integra, Inc., Datalink, Inc., and Pacnet, Inc., and previously served on the board of directors of Savvis, Inc., ActivIdentity Corporation, Control Data Systems, Inc., Peak10, Bell Microproducts, Inc., and other technology and network companies. In determining to nominate Mr. Ousley for re-election as a director, the Board of Directors considered his many years’ experience as an executive officer of technology companies and his significant knowledge of global technology and telecommunications organizations, as well as his knowledge of cloud based technology solutions.

Class III Director Whose Term Expires in 2016

Gary Kremen has served as a director of the Company since February 2014. Mr. Kremen is a serial entrepreneur and an investor in over 40 companies, private equity funds and venture capital funds. Companies he has founded include Match.com, the first dating website, Clean Power Finance, a leading white-label residential solar finance company. Mr. Kremen is credited as the primary inventor on a 1995-filed patent for dynamic web pages, and holds three other patents in financial-related systems management. He holds Bachelor of Science degrees in Electrical Engineering and Computer Science from Northwestern University, as well as an MBA from the Stanford University Graduate School of Business. Currently, Mr. Kremen is a principal or managing partner with private companies including CapGain Solutions and Cross Coin Ventures, and serves on the board of directors of several private entities, including CrowdFlower and is Chairperson of the Santa Clara Valley Water District. Mr. Kremen brings to the Board of Directors and the Company his significant experience as a technology entrepreneur, his expertise with Internet, mobile and cloud technologies and his connections to the investment community in Silicon Valley, all of which are relevant to the Company’s strategy to deliver trust solutions for the connected world.

Class I Directors Whose Terms Expire in 2017

Steven Humphreys has served as a director of the Company since July 1996. He has served as Chairman of the Board since September 2013 and currently serves as a member of the Audit and Nominating Committees and previously served on the Strategic Committee of the Board of Directors. Previously, he also served as Lead

Director from May 2010 until April 2013 and as Chairman of the Board of Directors from April 2000 to March 2007 and from July 1996 to December 1996. Mr. Humphreys also served as an executive officer of the Company, as President from July 1996 to December 1996 and as President and Chief Executive Officer from December 1996 to April 2000. Since November 2011, Mr. Humphreys has served as chief executive officer of Flywheel Software, Inc., a privately-held location-based mobile solutions company. From October 2008 until its acquisition by SMSC in February 2010, Mr. Humphreys served as Chief Executive Officer and President of Kleer Corporation, a maker of wire audio technology. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivCard Corporation (now ActivIdentity), a publicly-listed company until December 2010 and a provider of digital identity solutions, for which he also served as a director from March 2008 until December 2010. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric Company in a variety of positions. Currently, Mr. Humphreys also serves as a director of Flywheel Software and of Giraff Technologies AB, a communications robotics device company. Additionally he serves on the board of Summit Preparatory Charter High School in northern California. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University.

Daniel S. Wenzel has served as a director of the Company since January 2010 and currently he serves as chairman of the Nominating Committee and as a member of the Compensation Committee. He was appointed to the Board of Directors following the completion of the Company’s business combination with Bluehill ID AG (“Bluehill ID”). He is a founding partner of Bluehill ID and previously served on the board of directors of Bluehill ID since the company’s founding in March 2007. Mr. Wenzel has served since September 2005 as a delegate and member of the board of Mountain Partners AG, a German-Swiss investment group that he co-founded in September 2005 and for which he is responsible for strategic direction and expansion. Mountain Partners AG currently is one of the largest stockholders of the Company. Previously, Mr. Wenzel was Chief of Staff responsible for all strategy projects and merger and acquisition transactions and financing at ACG AG from 2001 to September 2005, during which time he successfully achieved the spin-off and sale of a significant division of the technology group. Prior to this, he worked with Dresdner Bank Latin America in 1998, BNP Paribas in 1999 and Bain & Company in 2000. Mr. Wenzel completed his studies at the WHU, Otto Beisheim Graduate School of Business Management, the Helsinki School of Economics, Finland and the Universidad Adolfo Ibañez, Chile, where he obtained a master’s degree (Diplom-Kaufmann) in business administration.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

Director Independence

Our Board of Directors has reviewed the independence of each of our directors and our director nominees and considered whether any director or nominee has had a material relationship with the Company or our management that could compromise his ability to exercise independent judgment in carrying out his duties and responsibilities. As a result of this review, our Board of Directors affirmatively determined that all of our directors, other than Mr. Hart, are independent under applicable rules of the NASDAQ Stock Market and the SEC.

In connection with the determination of independence of Daniel S. Wenzel, the Board of Directors considered Mr. Wenzel’s relationship with one of the Company’s largest stockholders, Mountain Partners AG, of which Mr. Wenzel is a co-founder and partner. The Board of Directors determined that such relationship would not compromise Mr. Wenzel’s ability to exercise independent judgment in carrying out their duties and responsibilities. In agreeing to serve as a member of our Board of Directors, Mr. Wenzel must act independently of Mountain Partners AG in discharging his fiduciary duties to stockholders of the Company and also is obligated not to disclose to Mountain Partners AG or use for his own benefit any confidential information that he may obtain during his service on our Board of Directors. Mr. Wenzel disclaims shared voting or dispositive power over any securities held by Mountain Partners AG.

Vote Required

At the Annual Meeting, the director nominees receiving the highest number of “For” votes cast will be elected to our Board of Directors. Abstentions, broker non-votes and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law in the election of directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Class II nominees listed above.

BOARD MEETINGS AND COMMITTEES

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects all officers of the Company, including our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. The Board of Directors has determined that a Lead Independent Director should be elected when the roles of the Chairman of the Board and the Chief Executive Officer are filled by the same person, and such Lead Independent Director should be an independent director as defined by applicable NASDAQ Stock Market rules and the Company’s Corporate Governance Guidelines, and be elected annually. The role of the Lead Independent Director is to coordinate the activities of the independent directors, to advise the Chairman of the Board as to the information provided by Company management to the independent directors, to manage executive sessions of the Board of Directors’ independent directors, and to act as principal liaison between the independent directors and the Chairman of the Board.

Currently, Jason Hart serves as the Company’s Chief Executive Officer and Steven Humphreys, who is an independent director, serves as Chairman of the Board of Directors. The Board of Directors believes that the current structure of the Board of Directors is an appropriate allocation of roles and responsibilities to effectively manage the affairs of the Company.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee of the Board of Directors (the “Audit Committee”) oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Meeting Attendance

Our Board of Directors held 19 meetings in 2014, all of which were telephonic meetings. During 2014, we had three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each standing committee has a written charter which is available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com. The Board of Directors may choose to amend its committee charters from time to time. All members of our standing Board committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees.

Each of our current directors attended at least 75% of the meetings of the Board of Directors and meetings of committees on which they served during 2014. As needed, our independent directors meet in executive session without Company management present to address any issues they determine to be appropriate. The independent Chairman of the Board presides at such executive sessions.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to IR@Identiv.com or by writing to the Board of Directors at: Identiv, Inc., 39300 Civic Center Drive, Suite 140, Fremont, California 94538, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to the Company’s business and financial operations, policies or corporate philosophy. If the communication is unduly hostile, threatening, illegal or similarly inappropriate, or advertisements, solicitations for periodicals or other subscriptions, and other similar communications are received, the Investor Relations staff has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. No directors attended the 2014 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has three standing committees, the Audit, Compensation and Nominating Committees, which are composed of independent directors appointed by the Board of Directors. From time to time the Board of Directors may choose to create additional committees. The charters of each of our standing committees are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com.

The following table sets forth the composition of our Board committees during 2014 and currently:

Name of Director	Audit Committee	Compensation Committee	Nominating Committee
Saad Alazem (1)	Member	Chair
Steven Humphreys	Member		Member
Gary Kremen	Member from June 5, 2014	Member from August 12, 2014	Member from June 5, 2014
Phil Libin (2)		Member until July 3, 2014
Dr. Hans Liebler (3)	Chair until May 22, 2014		Member until May 22, 2014
Lawrence W. Midland (4)
Jim Ousley (5)	Chair from August 12, 2014
Daniel Wenzel		Member	Chair

(1)	Mr. Alazem will complete his service as a director of the Company, as a member of the Audit Committee and as Chair of the Compensation Committee on the date of our Annual Meeting.

(2)	Mr. Libin resigned from the Board of Directors effective July 3, 2014.

(3)	Dr. Liebler completed his service as a director of the Company on May 22, 2014 and was not nominated for re-election.

(4)	Mr. Midland resigned from the Board of Directors effective June 30, 2014 and the Company effective July 31, 2014.

(5)	Mr. Ousley was elected to the Board of Directors effective July 31, 2014.

Audit Committee

The Audit Committee of our Board of Directors, established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, our process for monitoring compliance with laws and regulations, our audit process and standards of business conduct. Currently, the Audit Committee consists of Messrs. Alazem, Humphreys, Kremen and Ousley, and Mr. Ousley serves as Chairman. Previously, Dr. Liebler served as Chairman of the Audit Committee until the 2014 Annual Meeting when he completed his service as a director of the Company effective May 22, 2014 and was not nominated for re-election. Mr. Alazem is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our Board of Directors, and as a member of the Audit Committee, until the expiration of his current term ending on the date of the Annual Meeting. The Audit Committee held six meetings during 2014.

Our Board of Directors has determined that each member of the Audit Committee is an “independent director” within the rules of the NASDAQ Stock Market and the requirements set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has further determined that at least two members of the Audit Committee, Steven Humphreys and Jim Ousley, are “audit committee financial experts” as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.

In discharging its duties, our Audit Committee, among its other duties:

•

Selects the independent auditors, reviews the independent auditors’ fee arrangements, proposed audit scope and approach; and pre-approves audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible).

•	Reviews on a continuing basis the adequacy of the Company’s system of internal controls.

•	Reviews the performance of the Company’s independent auditors and determines whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

•	Oversees the independence of the Company’s independent auditors.

•

Reviews with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body.

•

Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent the independent auditors or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information.

•	Meets quarterly with management and the independent auditors to review and discuss the quarterly financial statements.

•

Meets at least quarterly with the auditors in order to ensure sufficient independence is maintained from management and to provide the opportunity for the auditors to brief the members of the Audit Committee in confidence.

•

Reviews the Company’s policies relating to the avoidance of conflicts of interest and reviews past or proposed transactions between the Company, members of the Board of Directors and management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets.

•	Reviews all related party transactions for potential conflicts of interest.

See “Report of the Audit Committee of the Board of Directors” below for more information.

Compensation Committee

The Compensation Committee of our Board of Directors held five meetings during 2014. Currently, the Compensation Committee consists of Messrs. Alazem, Kremen and Wenzel, and Mr. Alazem serves as Chairman. Mr. Alazem is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our Board of Directors, and as a member and chair of the Compensation Committee, until the expiration of his current term ending on the date of the Annual Meeting. During the year ended December 31, 2014, Phil Libin also served on our Compensation Committee. Mr. Libin resigned from our Board of Directors, and from our Compensation Committee, effective as of July 3, 2014. The Board of Directors has determined that each member of the Compensation Committee currently serving or having served during 2014 is independent within the meaning of the applicable SEC and NASDAQ Stock Market rules.

Pursuant to its charter, the Compensation Committee has responsibility for and authority to:

•

Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation;

•

Develop, review and approve compensation policies and practices applicable to the Company’s officers who are deemed to be “executive officers” of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits;

•	Make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based compensation plans;

•	Review the compensation and benefits offered to non-employee directors and recommend changes to the Board of Directors as appropriate; and

•

Administer and evaluate the Company’s incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

The Compensation Committee is authorized to delegate any portion of its authority to subcommittees and to engage external independent consultants, as deemed necessary.

Processes and Procedures. On an annual or more frequent basis, the Company’s CEO recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other named executive officers. The executive officers named in the Summary Compensation Table of this proxy statement are referred to as our “Named Executive Officers.” Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. An evaluation of each officer’s performance is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. No other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers, other than providing such financial or other information as the Compensation Committee may request from time to time. Although the participation of our CEO could influence performance targets, our Compensation Committee rather than our CEO makes all determinations regarding performance goals and targets. Our CEO does not attend any portion of meetings at which his compensation is discussed.

Independent Compensation Consultant. As indicated above, pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties. Under its charter, the Compensation Committee has the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation. If the Compensation Committee decides in its discretion to retain such a firm, the Board of Directors delegates to the Compensation Committee the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers).

The Company did engage a compensation consultant to provide comparable information on compensation for the Board of Directors in 2014.

Compensation Committee Interlocks and Insider Participation. No director who served on the Compensation Committee during 2014 and no current member of the Committee is a current or former executive officer or employee of the Company. No director who served on the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Analysis of Risk in Compensation Programs. In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. The Committee did not perform a risk analysis of the Company’s compensation practices in 2014. Previously, the Committee considered the various elements of the Company’s compensation practices, including base salary, annual bonus programs, short and long-term incentive awards, the use of cash and equity awards, and how performance is evaluated. While our annual bonus programs may encourage short-term risk taking on the part of participating employees, the Committee believed that these risks were balanced by the use of fixed base salaries and long-term equity incentives that encourage employees to take a long-term view of our business aligned with the interests of the Company’s stockholders. The Committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Nominating Committee

The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. Currently, the Nominating Committee consists of Messrs. Humphreys, Kremen and Wenzel, with Mr. Wenzel serving as the committee’s Chairman. During the year ended December 31, 2014, Dr. Liebler also served as a member of our Nominating Committee until the 2014 Annual Meeting when he completed his service as a director of the Company effective May 22, 2014 and was not nominated for re-election. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of the NASDAQ Stock Market director independence standards. The Nominating Committee held two meetings during 2014.

POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The primary role of the Nominating Committee is to develop and recommend to the Board of Directors criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, stockholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by stockholders as nominees for election as directors of the Company. Stockholders wishing to have the Nominating Committee consider a candidate should submit the name(s) and supporting information to Corporate Secretary, c/o Identiv, Inc., 39300 Civic Center Drive, Suite 140, Fremont, California 94538, and should include the following information: (a) the name(s) and address(es) of the stockholder(s) making the recommendation and of the persons to be nominated; (b) a representation that the stockholder is a record holder of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Company if so elected; and (f) appropriate biographical information and a statement as to the qualifications of the candidate. Written notice of a nomination must be received by us within the timeframe described under “Stockholder Proposals for 2016 Annual Meeting of Stockholders” above.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board of Directors, serve stockholders’ long-term interests and contribute to our overall corporate goals. Pursuant to our Corporate Governance Guidelines, we endeavor to have a Board of Directors representing diverse experience at policy-making levels in various areas that are relevant to our global activities. While the Nominating Committee has not established specific minimum criteria for candidates, the philosophy of the Committee is that directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board of Directors. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board of Directors and committee meeting attendance and participation.

The Nominating Committee evaluates stockholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

The Nominating Committee has the authority to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

CORPORATE GOVERNANCE

The Company and our Board of Directors regularly review and evaluate the Company’s corporate governance practices. The Company’s corporate governance documents are posted on the investor relations page of our website at www.identiv.com.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that assist the directors in following corporate practices that serve the best interests of the Company and its stockholders, including guidelines relating to board composition, director qualifications and selection process, director independence, board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board of Directors may amend the Corporate Governance Guidelines at any time.

Insider Trading Policy

Under our Code of Conduct and Ethics, all employees are prohibited from using confidential information for stock trading purposes. To use material, non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against Company policy, it is also illegal. We maintain an insider trading policy applicable to all of our Directors, officers, and employees, their family members, and specially designated outsiders who have access to the Company’s material non-public information. This policy includes restrictions on the timing of transactions involving the Company’s stock and establishes a Compliance Committee that must authorize all proposed stock trades by officers, Directors and designated key employees. Sales of stock obtained through the exercise of stock options or vesting of stock awards are subject to the restrictions of Company trading and blackout windows and must be pre-approved by a representative of the Compliance Committee.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our CEO, Chief Financial Officer (“CFO”), any other principal accounting officer and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor

Relations section of our website, at www.identiv.com. The Board of Directors may amend the Code of Conduct and Ethics at any time and has the sole authority to approve any waiver of the Code of Conduct and Ethics relating to the activities of any of our senior financial officers, other executive officers and directors.

COMPENSATION OF DIRECTORS

During 2014, each non-employee member of our Board of Directors was eligible to receive compensation consisting of cash and equity awards, which are further described below.

Annual Compensation

During 2014, each non-employee member of our Board of Directors was eligible to receive cash compensation, payable quarterly, as detailed below. However, a director may elect to receive, in lieu of cash, equity awards under the Company’s 2011 Incentive Compensation Plan. Annual compensation for each eligible director for 2014 potentially included:

•

an annual retainer of $25,000 paid in cash, or, at each directors election, $30,000 paid in equity awards (representing 120% of the annual cash retainer). For the Chairman of the Board of Directors, an annual retainer of $31,250 paid in cash, or, at the Chairman’s election, $37,500 paid in equity awards (representing 120% of the annual cash retainer);

•	an additional annual retainer for service as Lead Director of the Board of Directors, if applicable;

•

until May 2014, an additional annual retainer of $5,000 for service on the Audit Committee of the Board of Directors, except for the committee Chairman, who is eligible to receive an annual retainer of $10,000, with all amounts paid in cash or equity awards;

•

until May 2014, an additional annual retainer of $2,000 for service on the Compensation or Nominating Committees of the Board of Directors, except for the Chairman of such committees, each of whom is eligible to receive an annual retainer of $4,000, with all amounts paid in cash or equity awards; and

•

beginning in May 2014, an annual equity grant under the Company’s 2011 Incentive Compensation Plan with a fair value of $175,000 for each eligible director who serves on the Board of Directors until the next Annual Stockholder Meeting, such amount to be allocated between restricted stock units (RSUs”) and stock options at the election of each eligible director. For the Chairman of the Board of Directors, an annual equity grant under the Company’s 2011 Incentive Compensation Plan with a fair value of $218,750 for serving as Chairman of the Board of Directors until the next Annual Stockholder Meeting, such amount to be allocated between RSUs and stock options at the election of the Chairman. Equity awards shall be awarded each year on the date of the Annual Shareholder Meeting to vest in four equal installments over a one year period or by the date of the next Annual Stockholder Meeting or for a pro-rated amount.

Additionally, the Company reimburses its non-employee directors for all reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice primarily consist of travel expenses associated with Board of Directors or committee meetings or with committee assignments.

Equity Compensation

During 2014, each of the Company’s non-employee directors was eligible to receive option awards under the terms of the Company’s 2011 Incentive Compensation Plan. Under this plan, new members of the Board of Directors receive an initial option grant to purchase 1,000 shares of Common Stock, or such other number of shares as determined by the Board of Directors in its sole discretion. Until May 2014, continuing members of the Board of Directors who have served for at least six months receive an annual option grant to purchase 2,000 shares of Common Stock, awarded on the date of our Annual Meeting of stockholders. Both of these option grants vest 1/12th per month over the one-year period following the date of grant.

Non-employee directors who served on the Strategic Committee were eligible to receive an option grant to purchase 5,000 shares of Common Stock each quarter, with such options being fully vested at the date of grant. The Strategic Committee was dissolved as of April 15, 2014.

For directors who elect to receive shares in lieu of cash as payment for their service on the Board of Directors, such shares received as compensation may not be sold except in exceptional circumstances and subject to the prior approval of the Compensation Committee.

Director Compensation for Fiscal 2014

The following Director Compensation Table sets forth summary information concerning the compensation paid to our current and former non-employee directors for their services to the Company in Fiscal 2014:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Saad Alazem (2)	$—	$142,500	$90,324	$232,824
Steven Humphreys (3)	$16,000	$256,240	$8,307	$280,547
Gary Kremen (4)	$—	$216,251	$5,310	$221,561
Phil Libin (5)	$13,500	$—	$8,307	$21,807
Dr. Hans Liebler (6)	$4,700	$11,441	$—	$16,141
Jim Ousley (7)	$—	$170,822	$6,582	$177,404
Daniel Wenzel (8)	$—	$140,997	$87,036	$228,033

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”). The assumptions used in determining grant date fair value of these awards are set forth in Note 4 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.

(2)	As presented in the table below, the first and second quarter stock award amounts reflect restricted stock awards granted to Mr. Alazem for his service as a director, his service on the Audit Committee and for his service as Chairman of the Compensation Committee in shares of the Company’s Common Stock, which he elected to receive in lieu of cash payments. First and second quarter restricted stock awards vested immediately. The number of shares awarded in lieu of cash was calculated based on dividing the total quarterly cash fee amount by the NASDAQ closing price of our Common Stock on or near the last day of the respective quarter. At Mr. Alazem’s election, 40% of his annual retainer and equity grant is represented by RSUs with the remainder of the award granted in option awards. The annual retainer and equity grant RSU awards and option awards vest quarterly.

Period	Director Fees	20% Uplift	Committee Fees	Number of Shares	Price per Share or Fair Value	Date of Calculation
First quarter	$6,250	$1,250	$2,250	862	$11.30	March 31, 2014
Second quarter	$6,250	$1,250	$2,250	881	$11.07	June 30, 2014
Annual retainer	$15,000	$3,000	$—	1,316	$13.68	August 25, 2014
Annual equity grant	$105,000	$—	$—	7,675	$13.68	August 25, 2014

During 2014, Mr. Alazem received 500 fully vested options for his service on the Strategic Committee, an annual award of 2,000 options which vest monthly over one year and 9,994 options representing 60% of his annual retainer and equity grant, as discussed above. At December 31, 2014, Mr. Alazem held options to purchase 14,494 shares of Common Stock, of which 8,664 were exercisable and 4,496 unvested RSUs. Mr. Alazem is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our board of directors until the expiration of his current term ending on the date of the Annual Meeting.

(3)	Cash amounts reflect payment of $12,500 for Mr. Humphreys’ service as a director, $2,500 for his service on the Audit Committee and $1,000 for his service on the Nominating Committee for the first and second quarters of 2014. At Mr. Humphreys’ election, 100% of his annual retainer and equity grant for his service as the Chairman of the Board of Directors is represented by RSUs. The annual retainer and equity grant RSU awards vest quarterly.

Period	Chairman of The Board Fees	20% Uplift	Committee Fees	Number of Shares	Price per Share or Fair Value	Date of Calculation
Annual retainer	$31,250	$6,250	$—	2,741	$13.68	August 25, 2014
Annual equity grant	$218,750	$—	$—	15,990	$13.68	August 25, 2014

During 2014, Mr. Humphreys received 500 fully vested options for his service on the Strategic Committee and an annual award of 2,000 options which vests monthly over one year. At December 31, 2014, Mr. Humphreys held options to purchase 18,200 shares of Common Stock, of which 15,530 were exercisable and 9,366 unvested RSUs.

(4)	As presented in the table below, the first and second quarter stock award amounts reflect restricted stock awards granted to Mr. Kremen for his service as a director in shares of the Company’s Common Stock, which he elected to receive in lieu of cash payments. The first quarter awards were prorated from February 18, 2014, the date Mr. Kremen joined the Board of Directors. First and second quarter restricted stock awards vested immediately. The number of shares awarded in lieu of cash was calculated based on dividing the total quarterly cash fee amount by the NASDAQ closing price of our Common Stock on or near the last day of the respective quarter. At Mr. Kremen’s election, 100% of his annual retainer and equity grant is represented by RSUs. The annual retainer and equity grant RSU awards vest quarterly.

Period	Director Fees	20% Uplift	Committee Fees	Number of Shares	Price per Share or Fair Value	Date of Calculation
First quarter	$3,125	$625	$—	331	$11.30	March 31, 2014
Second quarter	$6,250	$1,250	$—	678	$11.07	June 30, 2014
Annual retainer	$25,000	$5,000	$—	2,193	$13.68	August 25, 2014
Annual equity grant	$175,000	$—	$—	12,792	$13.68	August 25, 2014

During 2014, Mr. Kremen received an initial grant of 1,000 options which vest monthly over one year. At December 31, 2014, Mr. Kremen held options to purchase 1,000 shares of Common Stock, of which 833 were exercisable and 7,492 unvested RSUs.

(5)	Cash amounts reflect payment of $12,500 for Mr. Libin’s service as a director and $1,000 for his service on the Compensation Committee for the first and second quarters of 2014. During 2014, Mr. Libin received 500 fully vested options for his service on the Strategic Committee and an annual award of 2,000 options which vest monthly over one year. Mr. Libin resigned as a director of the Company effective July 3, 2014. At December 31, 2014, Mr. Libin held options to purchase 12,000 shares of Common Stock, of which 10,730 were exercisable. Mr. Libin resigned from the Board of Directors effective July 3, 2014.

(6)	Cash amounts reflect payment of $3,917 for to Dr. Liebler’s service as Chairman of the Audit Committee and $783 for his service on the Nominating Committee. During 2014, Dr. Liebler received restricted stock awards for his service as a director in shares of the Company’s Common Stock, which he elected to receive in lieu of cash payments. All restricted stock awards vested immediately. The number of shares awarded in lieu of cash was calculated based on dividing the total quarterly cash fee amount by the NASDAQ closing price of our Common Stock on or near the last day of the respective quarter. Dr. Liebler completed his service as a director of the Company on May 22, 2014 and all second quarter director fees and stock awards were prorated accordingly. As of December 31, 2013, all options to purchase shares of Common Stock previously granted to Dr. Liebler had been cancelled. Dr. Liebler completed his service as a director of the Company on May 22, 2014 and was not nominated for re-election.

(7)	At Mr. Ousley’s election, 100% of his annual retainer and equity grant for his service as a director is represented by RSUs. The annual retainer and equity grant RSU awards vest quarterly and were prorated from July 31, 2014, the date Mr. Ousley joined the Board of Directors.

Period	Director Fees	20% Uplift	Committee Fees	Number of Shares	Price per Share or Fair Value	Date of Calculation
Annual retainer	$20,828	$4,165	$—	1,827	$13.68	August 25, 2014
Annual equity grant	$145,829	$—	$—	10,660	$13.68	August 25, 2014

During 2014, Mr. Ousley received an initial grant of 1,000 options which vests monthly over one year. At December 31, 2014, Mr. Ousley held options to purchase 1,000 shares of Common Stock, of which 417 were exercisable and 7,492 unvested RSUs.

(8)	As presented in the table below, the first and second quarter stock award amounts reflect restricted stock awards granted to Mr. Wenzel for his service as a director, his service on the Compensation Committee and his service as Chairman of the Nominating Committee in shares of the Company’s Common Stock, which he elected to receive in lieu of cash payments. First and second quarter restricted stock awards vested immediately. The number of shares awarded in lieu of cash was calculated based on dividing the total quarterly cash fee amount by the NASDAQ closing price of our Common Stock on or near the last day of the respective quarter. At Mr. Wenzel’s election, 40% of his annual retainer and equity grant is represented by RSUs with the remainder of the award granted in option awards. The annual retainer and equity grant RSU awards and option awards vest quarterly.

Quarter	Director Fees	20% Uplift	Committee Fees	Number of Shares	Price per Share or Fair Value	Date of Calculation
First	$6,250	$1,250	$1,500	796	$11.30	March 31, 2014
Second	$6,250	$1,250	$1,500	813	$11.07	June 30, 2014
Annual retainer	$15,000	$3,000	$—	1,316	$13.68	August 25, 2014
Annual equity grant	$105,000	$—	$—	7,675	$13.68	August 25, 2014

During 2014, Mr. Wenzel received an annual award of 2,000 options to purchase shares of Common Stock which vests monthly over one year. At December 31, 2014, Mr. Wenzel held options to purchase 19,994 shares of Common Stock, of which 13,727 were exercisable and 4,496 unvested RSUs.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On March 27, 2015, our Board of Directors approved, and is asking the stockholders to approve, an amendment to our Restated Certificate to reduce the number of shares of Common Stock authorized for issuance by 80,000,000 shares, from 130,000,000 shares to 50,000,000 shares (the “Share Decrease”). The number of shares of Preferred Stock authorized for issuance under our Certification of Incorporation would remain unchanged at 10,000,000 shares.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Certificate of Incorporation currently authorizes the issuance of up to 130,000,000 shares of our common stock. The currently authorized 130,000,000 shares of our common stock greatly exceeds the 10,718,150 shares outstanding as of March 31, 2015. In order to reduce our Delaware franchise tax liability, our board of directors has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 130,000,000 shares to 50,000,000 shares. If our authorized shares were set at 50,000,000 shares in 2014, we would have lowered our Delaware franchise tax liability by approximately $70,000. Subject to changes in the franchise tax rates by Delaware, we believe this proposed amendment of our Certificate of Incorporation will result in similar annual Delaware franchise tax savings in the future.

If our stockholders approve this proposal, our board of directors intends to file an amendment and restatement of our Certificate of Incorporation with the Secretary of State of the State of Delaware to decrease the number of authorized shares of our common stock immediately following stockholder approval. If this proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

As of March 31, 2015, 10,718,150 shares of our Common Stock are issued and outstanding. In addition, an aggregate of 3,143,346 shares of Common Stock have been reserved for issuance as follows: (i) 2,035,115 shares under our existing incentive programs, (ii) 741,047 under outstanding warrants, (iii) 31,142 shares to be issued to remaining Bluehill ID AG stockholders, and (iv) 321,429 shares for contingent consideration related to the acquisition of idOnDemand, Inc. As of March 31, 2015, 139,380 shares of our Common Stock remain available for future issuances.

After evaluating the number of authorized shares of Common Stock issued and outstanding and the number reserved for issuance, our Board of Directors believes that it is prudent to decrease the authorized number of shares of our common stock from 130,000,000 shares to 50,000,000 shares in order to reduce our Delaware tax liability while maintaining an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of our common stock, such as acquisitions or equity offerings. All authorized but unissued shares of our common stock will be available for issuance from time to time for any proper purpose approved by our board of directors (including issuance in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions).

The proposed Share Decrease will not change the number of shares of Common Stock outstanding, nor will it have any immediate effect or change to the rights of current holders of the Company’s Common Stock or their percentage voting or ownership interest of the Company. The Share Decrease will not change the par value of the Common Stock. The Share Decrease does not change the number of shares of preferred stock that the Company is authorized to issue. However, the Company expects that the decrease in authorized shares of Common Stock may reduce future Delaware franchise tax obligations.

The full text of the proposed amendment to the Restated Certificate to effect the Share Decrease is set forth in Annex A to this Proxy Statement. If the proposed amendment is approved, the Company will cause a certificate of amendment to the Company’s Restated Certificate to be filed with the Delaware Secretary of State as soon as practicable following stockholder approval. The proposed amendment to the Restated Certificate will become effective upon filing of the amendment to the Restated Certificate with the Delaware Secretary of State without any further action on the part of the stockholders. However, even if our stockholders approve the proposed amendment to the Company’s Restated Certificate, the Company reserves the right not to effect the Share Decrease if, in the opinion of the Board of Directors, it would not be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Share Decrease described above. As a result, abstentions and broker non-votes will have the same effect as voting against the proposal. If stockholders do not approve this Share Decrease, then the current amount of Common Stock authorized for issuance under the Restated Certificate will remain unchanged.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 2 is in the best interests of the Company and our stockholders and recommends a vote “FOR” the amendment to decrease the number of authorized shares of Common Stock.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO

THE COMPANY’S 2011 INCENTIVE COMPENSATION PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on April 7, 2011 and approved by the Company’s stockholders on June 6, 2011. The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the 2011 Plan by an additional 750,000 shares, to an aggregate of 2,609,956 shares. The 2011 Plan is the primary plan from which the Company may grant equity-based awards to our employees, officers, directors and consultants.

Background

An aggregate of 1,859,956 shares of our Common Stock have been authorized for issuance under the 2011 Plan, including the shares that remained available for issuance under our 2007 Stock Option Plan and 2010 Bonus and Incentive Plan at the time of those plans’ termination. Where applicable, all share, per share and stock option information in this 2011 Plan proposal have been adjusted to reflect the one-for-ten reverse stock split of our Common Stock effective May 22, 2014. As of March 31, 2015, a total of 28,439 shares had been exercised and issued under the 2011 Plan; 843,202 shares remained subject to outstanding stock options under the 2011 Plan, with a weighted average exercise price of $11.99 per share and a weighted average remaining term of approximately 7.2 years; 744,421 shares remained subject to unvested RSU awards; and 139,380 shares remained available for the future grant of equity-based awards under the 2011 Plan. The closing market price on the NASDAQ Stock Market for a share of our Common Stock on March 31, 2015 was $8.58 per share. Unless earlier terminated by the Board of Directors, the 2011 Plan will terminate on April 7, 2021, the tenth anniversary of its initial adoption.

Summary of the Proposal

Our Board of Directors approved an amendment to the 2011 Plan on March 27, 2015, subject to approval by our stockholders at the Annual Meeting that increases by 750,000 the aggregate maximum number of shares that may be issued under the 2011 Plan.

As part of our overall compensation program, the Company grants equity-based compensation awards to our employees, officers, directors and consultants at the time of engagement, annually, and in certain other circumstances. We believe that these awards are an important component of compensation in the technology industry, as they provide the opportunity to acquire or increase a proprietary interest in the Company and encourage recipients to expend their maximum efforts in the creation of stockholder value. We believe this amendment reflects best practices in our industry and allows the establishment of a stronger pay-for-performance culture.

With only 139,380 shares remaining available for the future grant of equity-based awards as of March 31, 2015, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in fiscal year 2015 and future years. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our quarterly results of operations and balance sheet and not be competitive with other companies that offer equity. Based upon on our review of our current and anticipated equity award requirements, we believe that the authorization of an additional 750,000 shares under the 2011 Plan will provide us with enough shares to continue to offer competitive equity compensation through fiscal year 2016.

The 2011 Plan is designed to preserve our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the CFO. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights (“SARs”), certain restricted stock and RSU awards, performance shares, performance units and certain other stock-based awards granted under the 2011 Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2011 Plan establishes performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, RSUs, performance shares, performance units and other stock-based awards that are intended to result in qualified performance-based compensation and establishes fiscal year limits on the maximum number of shares for which certain awards may be granted to any participant. The stockholders approved these elements of the 2011 Plan at the time they initially approved its adoption.

If our stockholders do not approve this 2011 Plan proposal, then the current share limits under, and other terms and conditions of, the 2011 Plan will continue in effect for its existing term.

Summary Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears (as proposed to be amended) as Annex B to this Proxy Statement.

General

The purpose of the 2011 Plan is to assist the Company in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and consultants with annual and long-term performance equity awards. Our current growth strategy is largely dependent upon the services of our executive officers, directors and key personnel. These incentives may be provided through the grant of stock options, SARs, restricted stock, RSUs, bonus share awards, performance shares, performance units, other stock-based awards and dividend equivalent awards.

Shares Available for Awards

As amended, an aggregate total of 2,609,956 shares of Common Stock would be cumulatively authorized for issuance under the 2011 Plan, of which 889,280 shares would have remained available for grant as of March 31, 2015 had the proposed amendment been effective at that time. In addition, to comply with applicable tax rules, the 2011 Plan also limits to 2,609,956 the number of shares that may be issued upon the exercise of incentive stock options (“ISOs”) granted under the 2011 Plan.

Share Counting

The number of shares remaining available for grant at any time will be increased by the number of shares of Common Stock with respect to which awards previously granted under the 2011 Plan are forfeited, expire or otherwise terminate without issuance of shares of Common Stock, or are settled for cash or otherwise do not result in the issuance of shares of Common Stock, and the number of shares of Common Stock that are tendered (either actual or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements will not reduce the number of shares remaining available for grant. Awards issued in substitution for awards previously granted by a company acquired by the Company or a related entity (as defined in the 2011 Plan), or with which the Company or any related entity combines, do not reduce the limit on grants of awards under the Plan. The maximum aggregate number of shares of Common Stock that may be delivered under the Plan as ISOs will be 2,609,956.

Annual Per-Person Limitations

The 2011 Plan imposes individual limitations on the amount of certain awards in part to comply with Section 162(m) of the Code. Under these limitations of the 2011 Plan, as amended, during any fiscal year of the Company, no participant may be granted (i) stock options or SARs with respect to more than 150,000 shares of Common Stock, or (ii) shares of restricted stock, RSUs, performance shares and other stock based-awards with respect to more than 150,000 shares of Common Stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $3,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $3,000,000 multiplied by the number of full 12-month periods that are in the performance period.

Adjustments for Capital Structure Changes

A committee designated by the Board of Directors consisting of not less than two directors (the ‘‘Compensation Committee’’) will make appropriate adjustments to the number of shares authorized under the 2011 Plan and the limitations described in the preceding paragraph and to outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that any extraordinary dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2011 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any related entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any ISOs. An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the 2011 Plan.

Administration

The 2011 Plan is administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the Compensation Committee under the 2011 Plan. Subject to the terms of the 2011 Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2011 Plan, construe and interpret the 2011 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2011 Plan.

Stock Options and Appreciation Rights

The Compensation Committee is authorized to grant stock options, including ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Compensation Committee, provided that the exercise price (i) per share of an ISO shall be no less than 100% of the fair market value of a share of Common Stock on the date such option is granted and (ii) in any event, be no less than the par value of a share of Common Stock on the date of grant. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of Common Stock on the date such ISO is granted.

For purposes of the 2011 Plan, the term “fair market value” means the fair market value of Common Stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of Common Stock as of any given date is the closing sales price per share of Common Stock as reported on a consolidated basis on the principal stock exchange or market on which Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee, except that no option or SAR may have a term exceeding ten years, and no ISO granted to a 10% stockholder (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and SARs are determined by the Compensation Committee. The Compensation Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans to participants).

Automatic Options for Non-Employee Directors and Stock in Lieu of Fees

The 2011 Plan provides that in addition to any other options that non-employee directors may be granted, non-employee directors will automatically be granted options as follows: (i) an initial grant on the date Board service begins of options to acquire that number of shares as determined by the Board of Directors or, if no amount is established by the Board, to acquire 1,000 shares and (ii) annual grants on the date of re-election at an annual meeting of awards to acquire that number of shares as determined by the Board of Directors. Initial option grants will vest as to one-twelfth (1/12th) of the total award each month and stock awards will vest quarterly so that the award is fully vested on the first anniversary of the grant. Annual option grants and stock awards will vest quarterly so that the award is fully vested on the first anniversary of the grant. If an optionholder’s status as director terminates for any reason other than death, he or she will have 90 calendar days to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination). If an optionholder’s status as director terminates due to death, his or her estate will have twelve months to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination).

In addition, the Compensation Committee may grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under any compensatory arrangements, including the payment of fees to directors for their service on the Board of Directors, subject to such terms as the Compensation Committee may specify.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of until vested, and which is subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Compensation Committee. An award of RSUs confers upon a participant the right to receive shares of Common Stock or cash equal to the fair market value of the specified number of shares of Common Stock covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the

Compensation Committee may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under the 2011 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee or the Board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Compensation Committee determines the terms and conditions of such awards.

Performance Awards

The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of Common Stock or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company’s chief executive officer or principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board of Directors.

If and to the extent that the Compensation Committee determines that these provisions of the 2011 Plan are to be applicable to any award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total stockholder return and earnings per share criteria), are to be used by the Compensation Committee in establishing performance goals for awards under the 2011 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share of Common Stock. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Compensation Committee may exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (iii) a change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Compensation Committee specifies at the time the award is granted. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2011 Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2011 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose thereon. Awards under the 2011 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2011 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” (as defined in the 2011 Plan) of the Company, as defined in the 2011 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Compensation Committee’s authority to grant awards without further stockholder approval (including in a manner adverse to the rights of a participant under an outstanding award), except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2011 Plan which might increase the cost of the 2011 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2011 Plan, as amended, will terminate at the earliest of (a) such time as no shares of Common Stock remain available for issuance under the 2011 Plan, (b) termination of the 2011 Plan by the Board of Directors, or (c) the tenth anniversary of the date of the Annual Meeting. Awards outstanding upon expiration of the 2011 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Summary of Federal Income Tax Consequences of Awards

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2011 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The 2011 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionholder generally is not taxable upon the grant of a nonqualified stock option granted under the 2011 Plan. On exercise of a nonqualified stock option granted under the 2011 Plan, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionholder is an employee of the Company or a related entity, that income will be subject to the withholding of Federal income and employment tax purposes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and their holding period for those shares will begin on that date.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionholder, provided that the deduction is not otherwise disallowed under the Code.

Incentive Stock Options

The 2011 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionholder generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionholder holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period”, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, an optionholder disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionholder generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, provided that the deduction is not otherwise disallowed under the Code.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2011 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2011 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

The Company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2011 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the Compensation Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the 2011 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Specific Benefits Under the 2011 Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments. For information regarding share-based awards granted to our Named Executive Officers during Fiscal 2014, see the material under the heading Executive Compensation.

Aggregate Past Grants and Options to Certain Persons

As of March 31, 2015, awards covering 1,735,189 shares of the Common Stock subject to past option grants had been granted under the 2011 Plan (net of cancellations). The following table shows information regarding the distribution of those awards among the persons and groups identified below.

Name and Position	Number of Shares Subject to Past Grants
Executive Group:
Jason Hart Chief Executive Officer, President and Director	310,833
Brian Nelson Chief Financial Officer	200,000
Lawrence Midland Former President	58,400
Dr. Manfred Mueller Executive Vice President and former Chief Operating Officer	82,802

Total for Executive Group:	652,035

Non-Executive Director Group:
Saad Alazem	25,228
Steven Humphreys	37,431
Gary Kremen	16,994
Jim Ousley	13,487
Daniel Wenzel	38,282

Total for Non-Executive Director Group:	131,422

Each other person who has received 5% or more of the options under the 2011 Plan	—
All employees who are not executive officers or directors, as a group	951,732

Total	1,735,189

Messrs. Hart and Ousley are nominees for re-election as a director at the Annual Meeting. Since its inception, no other options have been granted under the 2011 Plan to other nominees for election as a director, or any associate of any such director, nominee or executive officer.

Equity Compensation Information for Plans

For a description of the equity compensation information for plans, see the table under the section entitled “Equity Compensation Plan Information” within this Proxy Statement.

Vote Required

The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting will be required for approval of the amendment to the 2011 Plan described above. Under the rules of the NASDAQ, brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal No. 3 if you want your broker to vote your shares on the matter. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board believes that Proposal No. 3 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote “FOR” the amendment to increase the number of shares reserved for issuance under the 2011 Plan.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In April 2014, the Board of Directors, at the direction of the Audit Committee, appointed BDO USA, LLP (“BDO”) , an independent registered public accounting firm, as the Company’s independent auditor for the fiscal year ending December 31, 2014 and was ratified by a vote of shareholders at our 2014 Annual Meeting on May 22, 2014. The engagement of BDO was the result of our decision to move our corporate finance activities from our office in Ismaning, Germany to our headquarters in California. The appointment of BDO effectively dismissed Ernst & Young GmbH Wirtschaftspruefungsgesellschaft (“E&Y”) as the Company’s independent registered public accounting firm as of April 7, 2014. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by E&Y.

The Audit Committee has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Our Board of Directors is asking you to ratify the appointment of BDO as our independent auditor for the fiscal year ended December 31, 2015. Although our Bylaws and applicable legal requirements do not require stockholder ratification of the selection of BDO as our independent auditor, our Board of Directors is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. We expect that a representative of BDO will be available at the Annual Meeting to make a statement and will be available to respond to appropriate questions.

In the event that our stockholders fail to ratify the appointment of BDO as independent auditor, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting will be required to ratify the appointment of BDO to audit our financial statements for the fiscal year ending December 31, 2015. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP, an independent registered public accounting firm, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2015.

Principal Accountant Fees and Services

The aggregate fees billed or to be billed to us by BDO for the fiscal year ended December 31, 2014 and E&Y for the fiscal year ended December 31, 2013 are as follows:

	2014	2013 (1)
Audit Fees	$550,000	$1,021,097
Audit-Related Fees	231,022	64,997

Total	$781,022	$1,086,094

(1)	Amounts for 2013 reflect only those fees invoiced by E&Y, the independent auditing firm that rendered an audit opinion on our financial statements in our 2013 Annual Report on Form 10-K.

Audit Fees. Audit fees include fees associated with the audit of our annual financial statements included in our Annual Report on Form 10-K, review of our financial statements included in our quarterly reports on Form 10-Q, and fees for the statutory audit of subsidiaries.

Audit-Related Fees. Audit-related fees principally include accounting consultations and review procedures related to accounting, financial reporting or disclosure matters not classified as “Audit Fees” invoiced by BDO, E&Y and a previous independent registered public accounting firm for the audit of materials used in registration statements, services for the audit of a recast of certain financial information and disclosures for segment reporting changes filed on Current Report on Form 8-K and fees for the audit of an employee benefit plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accountants

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, including the estimated fees and other terms of any such engagement. In certain circumstances, the Audit Committee may provide subsequent approval of non-audit services not previously approved. Services provided by our independent registered public accounting firm may include audit services, audit-related services, tax services and other services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC rules on auditor independence. The Audit Committee has determined that the services provided by BDO are compatible with maintaining the independence of BDO. All audit, audit-related, tax and other fees set forth in the table above were pre-approved pursuant to this policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members and acts under a written charter adopted and approved by the Board of Directors. The members of the Audit Committee are independent as defined by the Audit Committee’s charter, the Nasdaq Capital Market listing standards and the Securities Exchange Act.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal controls, processes for monitoring compliance with laws and regulations, audit processes and standards of business conduct. The Audit Committee manages the relationship with our independent auditor, who reports directly to the Audit Committee. The Audit Committee also oversees the internal audit and Sarbanes-Oxley compliance functions of the Company, who reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, for such advice and assistance.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2014. The Audit Committee also has discussed with the Company’s independent auditor for the fiscal year ended December 31, 2014, BDO, an independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 (“Communication with Audit Committees”), as amended by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit Committee has received written communications from BDO, our independent registered public accounting firm required by the PCAOB regarding communications with the Audit Committee concerning independence and has discussed the auditor’s independence from the Company and its management, and considered whether the provision of other non-audit services by BDO to the Company is compatible with the auditor’s independence.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent registered public accountants. Management has primary responsibility for preparing the Company’s financial statements and for our financial reporting process. Our independent auditors for the fiscal year ended December 31, 2014, BDO, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2014 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Board of Directors has approved such inclusion.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jim Ousley, Chairman

Saad Alazem

Steven Humphreys

Gary Kremen

PROPOSAL NO. 5

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION “SAY ON PAY”

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as Section 14A of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, we are asking stockholders to approve an advisory resolution on the Company’s compensation of our Named Executive Officers as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed the compensation of our Named Executive Officers to align each Named Executive Officer’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the Named Executive Officers, who are crucial to the Company’s long-term success. You are urged to read the “Compensation Discussion and Analysis,” which describes in more detail our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of the Company’s Named Executive Officers.

The Company’s compensation programs reflect our commitment to pay-for-performance, with a substantial portion of each Named Executive Officer’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. During 2014, a significant percentage of each Named Executive Officer’s total compensation was at-risk, being comprised of performance-based cash bonus, stock option awards and stock awards, which become valuable to the executive only upon realized share appreciation. The Compensation Committee sets a significant portion of the compensation of the Named Executive Officers based on their ability to achieve annual operational objectives that advance the Company’s long-term business objectives and that are designed to create sustainable long-term stockholder value. The Company’s performance-based compensation elements are guided by the Compensation Committee’s long-term objectives of maintaining market competitiveness and aligning the interests of our executives with the interests of our stockholders. The Compensation Committee believes that the compensation arrangements for Named Executive Officers are consistent with market practice and provide for compensation that is reasonable in light of the Company’s and each individual officer’s performance. Moreover, the Compensation Committee does not provide for egregious pay practices, such as excessive perquisites or tax “gross up” payments as elements of Named Executive Officers’ compensation. The detailed ways in which the Company links pay with Company and individual performance and structures the Named Executive Officer compensation arrangements consistent with good governance practices is described in the “Compensation Discussion and Analysis” section below. At the 2014 Annual Meeting of Stockholders, 92% of stockholders voting on the say-on-pay proposal approved our executive compensation on an advisory basis.

Based on the voting results at the Company’s 2012 Annual Meeting of Stockholders with respect to the frequency (the “Frequency Vote”) of Stockholder advisory votes to approve the compensation of Named Executive Officers, the Company has decided to include an advisory vote to approve the compensation of Named Executive Officers in its proxy materials on an annual basis. Therefore, the next stockholder advisory vote to approve the compensation of the Company’s Named Executive Officers is expected to occur at the Company’s 2016 Annual Meeting of Stockholders.

The advisory resolution, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Company’s Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors; however, the Board of Directors and Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider the Company’s stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 5 is in the best interests of the Company and our stockholders and recommends a vote “FOR” the approval of the advisory resolution on Named Executive Officer compensation as disclosed in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us as of April 10, 2015 with respect to the beneficial ownership of our Common Stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock;

•	each director of Identiv;

•	each of the executive officers or former executive officers of Identiv appearing in the Summary Compensation Table below; and

•	all current directors and executive officers of Identiv, as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 10,725,535 shares of our Common Stock issued and outstanding as of April 10, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 10, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless specified below, the mailing address for each individual, officer or director is c/o Identiv, Inc., 33900 Civic Center Drive, Suite 140, Fremont, CA 94538.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Royce & Associates, LLC (1) 745 Fifth Avenue New York, New York, USA 10151	848,463	7.9%
Mountain Partners AG (2) Dufourstrasse 121 St. Gallen, Switzerland CH-9001	722,185	6.7%
Named Executive Officers of Identiv
Current NEOs
Jason Hart (3)	356,060	3.3%
Brian Nelson (4)	84,655	*
Former NEOs
Lawrence W. Midland (5)	187,806	1.7%
Dr. Manfred Mueller (6)	62,681	*
Non-Employee Directors of Identiv
Saad Alazem (7)	25,288	*
Steven Humphreys (8)	46,541	*
Gary Kremen (9)	23,660	*
Jim Ousley (10)	13,320	*
Daniel S. Wenzel (11)	834,655	7.8%
All current directors and executive officers as a group (7 persons)(12)	1,384,119	12.8%

*	Less than one percent.

(1)	According to a Schedule 13G filed with the SEC on January 9, 2015 by Royce & Associates, LLC. Royce & Associates, LLC is deemed to be the beneficial owner of 848,463 shares, and has sole power to dispose of and vote all shares held by it.

(2)	Includes 102,186 shares held by BH Capital Management AG. Mountain Partners AG has voting and investment control over 51% of the shares held by BH Capital Management AG. Investment decisions regarding shares held by Mountain Partners AG are made by the majority vote of the board of directors of Mountain Partners AG.

(3)	Includes 8,958 shares of common stock subject to options exercisable within 60 days of April 10, 2015 and 262,500 unvested shares of restricted common stock held by Mr. Hart.

(4)	Includes 17,708 shares of common stock subject to options exercisable within 60 days of April 10, 2015 and 65,000 unvested shares of restricted common stock held by Mr. Nelson.

(5)	Includes (i) 17,000 shares of common stock subject to options exercisable within 60 days of April 10, 2015 held by Mr. Midland, (ii) 20,000 unvested shares of restricted common stock held by Mr. Midland, (iii) 145,619 shares held by the Midland Family Trust Est. Jan 29, 2002, and (iv) 1,800 shares held in custodianship by Mr. Midland, as follows: 520 shares held as custodian for Ashley Marie Midland, 600 shares held as custodian for Alison Midland, 400 shares held as custodian for Taylor Ann Midland, and 280 shares held as custodian for Madison Kathleen Midland. Mr. Midland resigned from the Board of Directors effective June 30, 2014 and the Company effective July 31, 2014. Information is based on his most recent Form 5 filed with the SEC on January 24, 2014 and the records of the Company.

(6)	Includes 20,403 shares of common stock subject to options exercisable within 60 days of April 10, 2015 and 30,000 unvested shares of restricted common stock held by Dr. Mueller.

(7)	Includes 14,494 shares of common stock subject to options exercisable within 60 days of April 10, 2015 and 2,248 unvested shares of restricted common stock held by Mr. Alazem.

(8)	Includes 16,800 shares of common stock subject to options exercisable within 60 days of April 10, 2015 and 4,683 unvested shares of restricted common stock held by Mr. Humphreys.

(9)	Includes 1,000 shares of common stock subject to options exercisable within 60 days of April 10, 2015, 3,746 unvested shares of restricted common stock held by Mr. Kremen and 6,666 common shares held by the Kremen Family Trust.

(10)	Includes 833 shares of common stock subject to options exercisable within 60 days of April 10, 2015 and 3,746 unvested shares of restricted common stock held by Mr. Ousley.

(11)	Includes 619,999 shares held by Mountain Partners AG, 102,186 shares held by BH Capital Management AG, 50,257 common shares and warrants to purchase 9,901 common shares held by Rosenberg Ventures AG, 19,661 shares of common stock subject to options exercisable within 60 days of April 10, 2015 held by Mr. Wenzel, 2,248 unvested shares of restricted common stock held by Mr. Wenzel and warrants to purchase 6,336 common shares held by Mr. Wenzel. Because of his position as a director of Mountain Partners AG and Rosenberg Ventures AG, Mr. Wenzel may be deemed to beneficially own the shares held by these entities and BH Capital Management AG. Mr. Wenzel disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12)	Includes an aggregate of 79,454 shares of common stock subject to options exercisable within 60 days of April 10, 2015, 344,171 unvested shares of restricted common stock, 619,999 shares held by Mountain Partners AG, 102,186 shares held by BH Capital Management AG, 50,257 common shares and warrants to purchase 9,901 common shares held by Rosenberg Ventures AG and warrants to purchase 6,336 common shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities (“10% stockholders”), to file reports on Forms 4 and 5 reflecting transactions affecting their beneficial ownership of our equity securities with the SEC and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the SEC’s rules and regulations to provide us with copies of all such reports on Forms 4 and 5 that they file under Section 16(a) of the Exchange Act.

Based solely on our review of copies of such reports on Forms 4 and 5 received by us, and on written representations from our officers, directors and the 10% stockholders known to us, we believe that, during the period from January 1, 2014 to December 31, 2014, our executive officers, directors and the 10% stockholders known to us filed all required reports under Section 16(a) of the Exchange Act on a timely basis, except that, due to administrative error, 1) annual grants were late filed for all non-employee directors, 2) quarterly grants of options and shares of Common Stock received in lieu of cash were late filed for non-employee directors, and 3) the initial statement of beneficial ownership and initial option grant for Brian Nelson, who became our Chief Financial Officer on December 20, 2013, were late filed.

EXECUTIVE OFFICERS

Information concerning our current executive officers, including their backgrounds and ages as of April 27, 2015, is set forth below. All executive officers hold their positions for an indefinite term and serve at the pleasure of our Board of Directors.

Jason Hart, 43 Chief Executive Officer, President and Director	Jason Hart was appointed Chief Executive Officer and a director of the Company in September 2013 and was appointed President effective July 31, 2014. He is a 25-year veteran of the technology industry with a substantial track record of innovation and success, including more than 20 years leading security companies. He previously served as Executive Vice President, Identity Management & Cloud Solutions and CEO of our idOnDemand subsidiary. From November 2007 until its acquisition by the Company in May 2011, Mr. Hart was CEO of idOnDemand, Inc., a pioneering provider of smart card-based identity solutions via the cloud, which he co-founded. From February 2007 to November 2007 he served as CEO and director of ActivIdentity (formerly ActivCard), a provider of identity assurance and strong authentication solutions, where he earlier served as Senior Vice President Sales, Marketing, Professional Services and Product Management. Prior to this, Mr. Hart was the founder and CEO of Protocom Development Systems Inc., an identity management software security business that was acquired by ActivCard in 2005. In 2003, Mr. Hart was recognized by Deloitte & Touche for his software export achievements. In 2002, he was recognized by Ernst & Young as the Australian Young Entrepreneur of the Year and was a member of the judging panel in 2005, 2006 and 2007.

Brian Nelson, 55 Chief Financial Officer and Corporate Secretary	Brian Nelson became our Chief Financial Officer in December 2013. He has more than 20 years of practical experience in accounting and finance, ranging from executive finance positions with both emerging and established technology companies in Silicon Valley to providing audit assurance and transaction-related services to public and private companies. Prior to his appointment, Mr. Nelson provided consulting services to the Company from February 2012 to December 2013, and served as CFO of our idOnDemand subsidiary both prior to and following its acquisition by the Company in May 2011. From 2005 to 2010, he served as vice president of finance and CFO of Kleer Corporation, a wireless audio company. Mr. Nelson’s previous positions include vice president of finance for Silicon Access Networks and for PlanetRx, corporate controller for LinkExchange (acquired by Microsoft) and various other technology start-ups and he was also an audit manager with KPMG LLP in Silicon Valley. Since 2008, he has served as a Professor of Practice in the MBA program in the Leavey School of Business at Santa Clara University in Santa Clara, California. Mr. Nelson received his bachelor of science degree in accounting from San Jose State University, studied in the MBA program at Santa Clara University, and holds a CPA license in the State of California.

To our knowledge, there are no family relationships between any of our executive officers and any other of our executive officers or directors.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Our “Named Executive Officers” during 2014 were:

•	Jason Hart, President, Chief Executive Officer, President and Director

•	Brian Nelson, Chief Financial Officer and Secretary

•	Lawrence W. Midland, Former President

•	Dr. Manfred Mueller, Executive Vice President and former COO

As a “smaller reporting company,” as defined by SEC regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is not required to review or discuss the Compensation Discussion and Analysis otherwise required by Item 402(b) of Regulation S-K.

Current Executive Compensation Program Elements

Base Salary. Base salary provides fixed compensation based on competitive local market practice and is intended to acknowledge and reward core competence of our executives relative to their skills, experience and contributions to the Company. Base salaries for executives generally are reviewed annually, and more frequently when there are any changes in responsibilities or market conditions.

Bonus. For prior years, the objective of the bonus plan is to provide for incentive awards to executives based on the achievement of corporate performance goals. Executives and other key employees of the Company are eligible to receive cash and equity-based awards subject to the achievement of certain performance criteria determined by the Compensation Committee, as measured at the end of a specified performance period of 12 months or longer. No bonuses were awarded for 2014 under any incentive bonus plan. For 2014, discretionary bonuses were paid to certain of our Named Executive Officers. The Summary Compensation Table includes the discretionary bonus amounts awarded to Named Executive Officers for 2014.

Benefits and Perquisites. We provide all our employees with standard benefits for health and life insurance. On behalf of our executive officers in Europe, we make payments to government-mandated pension programs, to government-managed or private health insurance programs, and in some cases for unemployment insurance, as mandated under the employment laws of Germany. Additionally, we provide certain of our Named Executive Officers with either a company car or a comparable car allowance.

Compensation Committee Report

Under rules of the SEC, as a smaller reporting company, we are not required to provide a report of the Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2014 and 2013.

Name and Principal Position (a)	Year (b)	Salary $ (c)		Bonus (7) $ (d)	Stock Awards (8) $ (e)		Option Awards (13) $ (f)		Non-Equity Incentive Plan Compensation (18) $ (g)	All Other Compensation $ (i)		Total $ (j)
Jason Hart President, Chief Executive Officer, President and Director	2014	350,000	(1)	150,000	3,148,500	(9)	—		—	17,004	(22)	3,515,504
	2013	250,000	(2)	—	—		—		—	56	(19)	250,056

Brian Nelson Chief Financial Officer and Secretary	2014	295,000	(3)	95,000	710,450	(10)	632,060	(14)	—	22,267	(20)	1,754,777
	2013	9,077	(3)	—	—		178,750	(15)	—	—		187,827

Lawrence W. Midland Former President	2014	116,667	(4)	—	432,646	(11)	359,314	(16)	—	263,144	(21)	1,171,771
	2013	120,000	(5)	—	—		—		—	4,545	(21)	124,545

Dr. Manfred Mueller Executive Vice President and former COO (24)	2014	268,218	(6)	—	327,900	(12)	297,440	(17)	—	40,587	(22)	934,144
	2013	264,486	(6)	—	—		—		—	38,290	(23)	302,776

Salary

(1)	Reflects an annual salary for Mr. Hart of $350,000 in 2014.
(2)	Reflects an annual salary for Mr. Hart of $250,000 in 2013. Mr. Hart was appointed Identiv’s Chief Executive Officer on September 3, 2013.
(3)	Reflects an annual salary for Mr. Nelson of $295,000 beginning December 20, 2013, the date on which Mr. Nelson joined Identiv as our Chief Financial Officer.
(4)	Reflects an annual salary for Mr. Midland of $200,000 from January 1 to July 31, 2014, the date of Mr. Midland’s resignation as President.
(5)	Reflects an annual salary for Mr. Midland of $120,000 in 2013.
(6)	Reflects an annual salary for Dr. Mueller of EUR 200,000 in 2014 and 2013.

Bonus

(7)	Reflects discretionary bonuses paid out in cash. Bonuses paid to Messrs. Hart and Nelson for 2014 reflect discretionary bonuses for accomplishments in 2014, including completion of debt and equity financing transactions during the year. No other cash bonuses were paid out in 2014 or 2013.

Stock Awards

(8)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC 718, Compensation-Stock Compensation. The assumptions used in determining grant date fair value of these awards are set forth in Note 4 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.
(9)

Reflects an award of 150,000 RSUs to Mr. Hart on September 8, 2014 under the Company’s 2011 Incentive Compensation Plan. Restrictions lapse on these RSUs in equal quarterly installments over a period of three years measured from grant date. Excludes an inducement grant made to Mr. Hart in connection with entering into an employment agreement on March 13, 2014 (the “Inducement Grant”). The Company granted 50,000 restricted stock units, with a fair value of $440,000 at the grant date and options to purchase 300,000 shares of the Company’s common stock, with a fair value of $1,800,000 at the grant date. The Company determined in the third quarter of 2014, that the Inducement Grant may not have fully complied with the requirements of NASDAQ Rule 5635(c)(4). To avoid concerns about the Company’s compliance with this NASDAQ rule, Mr. Hart and the Company agreed to cancel these awards. To effect this cancellation, the parties entered into an Equity Award Rescission Agreement on September 8, 2014.
(10)	Reflects an award of 65,000 RSUs on July 1, 2014 to Mr. Nelson under the Company’s 2011 Incentive Compensation Plan. Restrictions lapse on these RSUs 25% on the first anniversary date of the grant with the remaining restrictions being removed in equal quarterly installments over the remaining three years measured from the first anniversary date of the initial grant date.
(11)	Reflects an award of 20,000 RSUs on July 1, 2014 to Mr. Midland under the Company’s 2011 Incentive Compensation Plan. In accordance with the initial terms of the RSU award, restrictions lapse on these RSUs 25% on the first anniversary date of the grant with the remaining restrictions being removed in equal quarterly installments over the remaining three years measured from the first anniversary date of the initial grant date. In accordance with Mr. Midland’s employment agreement, as amended upon Mr. Midland’s resignation from the Company on July, 31, 2014, restrictions for all unvested RSU awards on July 31, 2015 (his “Termination Date”) will accelerate so that all restrictions will lapse as of his Termination Date. The fair value of the awards presented in the table above reflect the incremental fair value of the modification of these RSU awards.
(12)	Reflects an award of 30,000 RSUs on July 1, 2014 to Mr. Mueller under the Company’s 2011 Incentive Compensation Plan. Restrictions lapse on these RSUs 25% on the first anniversary date of the grant with the remaining restrictions being removed in equal quarterly installments over the remaining three years measured from the first anniversary date of the initial grant date.

Option Awards

(13)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC 718, Compensation-Stock Compensation. The assumptions used in determining grant date fair value of these awards are set forth in Note 4 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.
(14)	Reflects an option award to purchase 85,000 shares of Common Stock granted to Mr. Nelson on July 1, 2014 under the Company’s 2011 Incentive Compensation Plan. The option award vests on a four-year schedule with 25% vesting on the first anniversary date of the grant with the remaining award vesting in equal monthly installments over the remaining three years measured from the first anniversary date of the initial grant date.
(15)	Reflects an initial option to purchase 50,000 shares of Common Stock granted to Mr. Nelson on December 13, 2013. The option award vests on a four-year schedule with 25% vesting on the first anniversary date of the grant with the remaining award vesting in equal monthly installments over the remaining three years measured from the first anniversary date of the initial grant date.
(16)	Reflects an option award to purchase 30,000 shares of Common Stock granted to Mr. Midland on July 1, 2014 under the Company’s 2011 Incentive Compensation Plan. In accordance with the initial terms of the option award, this option award vests 25% on the first anniversary date of the grant with the remaining award vesting in equal monthly installments over the remaining three years measured from the first anniversary date of the initial grant date. In accordance with Mr. Midland’s employment agreement, as amended upon Mr. Midland’s resignation from the Company on July, 31, 2014, all unvested option awards vest on July 31, 2015 (his “Termination Date”) and will remain exercisable until July 31, 2017. The fair value of the awards presented in the table above reflect the incremental fair value of the modification of these option awards.
(17)	Reflects an option award to purchase 40,000 shares of Common Stock granted to Mr. Mueller on July 1, 2014 under the Company’s 2011 Incentive Compensation Plan. The option award vests on a four-year schedule with 25% vesting on the first anniversary date of the grant with the remaining award vesting in equal monthly installments over the remaining three years measured from the first anniversary date of the initial grant date.

Non-Equity Incentive Plan Compensation

(18)	The amounts in this column represent the cash portion of performance awards made under the 2011 Plan. No cash awards were earned or paid out to Named Executive Officers in 2014 or 2013.

All Other Compensation

(19)	Reflects payments made on behalf of Mr. Hart for a car allowance and life insurance in 2014 and for life insurance in 2013.
(20)	All other compensation for Mr. Nelson in 2014 represents $12,619 for a car allowance and $9,648 for health insurance.
(21)	For 2014, reflects payments of $4,811 made on Mr. Midland’s behalf for health insurance and the accrual of a termination benefit of $258,333 following Mr. Midland’s resignation from the Company on July 31, 2014. For 2013, reflects payments made on Mr. Midland’s behalf for health insurance.
(22)	Reflects payments of EUR 30,400 made on Dr. Mueller’s behalf in 2014 for pension and employee saving contributions, health and unemployment insurance, and car leasing and insurance expenses.
(23)	Reflects payments of EUR 28,930 made on Dr. Mueller’s behalf in 2013 for pension and employee saving contributions, health and unemployment insurance, and car leasing and insurance expenses.

Exchange Rate

(24)	Dr. Mueller is paid in local currency Euros (EUR) other than the U.S. Dollar. Due to fluctuations in exchange rates during the year, amounts in U.S. Dollars varied from month to month. Amounts shown in dollars under “Salary” and “All Other Compensation” above were derived using the average exchange rates for the quarter in which such amounts were earned and paid. Average exchange rates for the periods shown in the table above are as follows:

	2014	2013
First Quarter	EUR 0.732 per US Dollar	EUR 0.755 per US Dollar

Second Quarter	EUR 0.725 per US Dollar	EUR 0.769 per US Dollar

Third Quarter	EUR 0.741 per US Dollar	EUR 0.759 per US Dollar

Fourth Quarter	EUR 0.788 per US Dollar	EUR 0.742 per US Dollar

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by our Named Executive Officers as of December 31, 2014. Where applicable, all share, per share and stock option information have been adjusted to reflect the one-for-ten reverse stock split of our Common Stock effective May 22, 2014.

	Option Awards					Stock Awards
Name	Date of Grant (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Jason Hart	6/01/2012	5,833	—	$12.00	6/1/2022
	12/09/2012	2,500	2,500	$14.40	12/9/2022
						137,500	$1,909,875
Brian Nelson.	12/20/2013	12,500	37,500	$5.20	12/20/2023
	7/01/2014	—	85,000	$10.93	7/01/2024
						65,000	$902,850
Lawrence W. Midland	4/30/2009	4,000	—	$23.70	7/01/2017
	2/28/2011	4,600	—	$26.30	7/01/2017
	6/01/2012	8,400	—	$12.00	7/01/2017
	7/01/2014	—	30,000	$10.93	7/01/2017
						20,000	$277,800
Dr. Manfred Mueller	7/27/2005	600	—	$30.80	7/27/2015
	2/02/2006	500	—	$32.30	2/02/2016
	7/05/2006	620	—	$30.30	7/05/2016
	9/28/2006	2,000	—	$34.10	9/28/2016
	2/14/2007	2,000	—	$40.20	2/14/2017
	3/23/2007	650	—	$43.40	3/23/2017
	4/22/2008	2,050	—	$31.20	4/22/2018
	4/28/2009	800	—	$24.20	4/28/2019
	2/28/2011	4,306	—	$26.30	2/28/2021
	6/01/2012	5,802	—	$12.00	6/01/2022
	12/09/2012	2,500	2,500	$14.40	12/09/2022
	7/01/2014	—	40,000	$10.93	7/01/2024
						30,000	$416,700

(1)	Unless otherwise noted, options vest 25% after one year, then in equal monthly installments over the remaining 36 months. Restrictions lapse on RSUs 25% on the first anniversary date of the grant with the remaining restrictions being removed in equal quarterly installments over the remaining three years measured from grant date.

Employment Agreements; Termination / Change in Control Arrangements

We have entered into employment agreements with each of our Named Executive Officers. Below is a description of the material terms of each agreement, including severance provisions. None of the current Named Executive Officers is of retirement age and their respective agreements do not contain provisions for additional payments upon retirement. We do not offer our executive officers severance benefits in the case of death, disability or voluntary termination.

Following any termination, each of the agreements described below requires the Named Executive Officer to keep all information confidential related to the Company, including, but not limited to, operational and business secrets.

Employment Agreement with Jason Hart

On March 13, 2014, we entered into an executive employment agreement with Jason Hart under which Mr. Hart will serve as Chief Executive Officer and a director. Prior to accepting the role of Chief Executive

Officer, Mr. Hart served as Executive Vice President, Identity Management & Cloud Solutions and Chief Executive Officer of idOnDemand, Inc., a wholly owned subsidiary of the Company. Under the terms of the agreement, Mr. Hart will receive an annual base salary of $350,000 and is eligible to receive inducement grants of 50,000 RSUs and options to purchase 300,000 shares of the Company’s Common Stock. He is also eligible to participate in the Company’s bonus program for core management executives which sets forth eligibility criteria for an annual bonus as 200% of base salary and will have the use of a company car. The initial term of Mr. Hart’s agreement is three years, beginning January 1, 2014 through December 31, 2016, and the agreement may be extended for an additional three-year period at the expiration of the initial term. The Company will provide notice of at least 12 months if it intends to renew the agreement after the initial term. The Company or Mr. Hart may terminate the agreement at any time without cause upon 12 months’ prior written notice. In the event that the Company terminates the agreement without cause, Mr. Hart will continue to receive monthly salary payments until the earlier of either the expiry of 24 months from the date of such termination or the then-current term of the agreement. He will also continue to receive benefits under the Company’s employee benefits plans and programs, including applicable bonus payments and the use of a company car, until expiry of the then-current term of the agreement. Any change in the scope of authority and responsibility of Mr. Hart will constitute an act or termination without cause. In the event that Mr. Hart terminates the agreement with or without cause, he will continue to receive his base salary and the pro rata amount of any applicable bonus payments and will be entitled to a continuation of all benefits during the 12-month notice period. If within 12 months following a change in control (as defined in the agreement), the Company (or its successor) has reduced Mr. Hart’s compensation in excess of 10%, requires Mr. Hart to relocate greater than 50 miles from Mr. Hart’s then current location, or terminates Mr. Hart’s employment other than for cause, then Mr. Hart will be entitled to receive a severance payment equal to 200% of his then-current annual base salary payable in a lump sum, accelerated vesting of all unvested stock options and RSUs so that they become fully vested and exercisable, and reimbursement for health care coverage until the earliest of (i) the date Mr. Hart is no longer eligible to receive continuation coverage pursuant to COBRA, (ii) 12 months following such termination, or (iii) for such shorter period until Mr. Hart obtains new employment offering health insurance coverage. Mr. Hart’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. The agreement does not contain an excise tax gross-up provision. In the event that benefits under the agreement or otherwise payable to the executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Hart would be subject to receive either (i) the full benefits payable or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value for the executive.

Employment Agreement with Brian Nelson

On December 20, 2013, the Company entered into an executive employment agreement with Brian Nelson, under which Mr. Nelson serves as Executive Vice President, Chief Financial Officer and Company Secretary. Under the terms of the agreement, Mr. Nelson will receive an annual base salary of $295,000 and is eligible to receive options to purchase 50,000 shares of the Company’s Common Stock. He is also eligible to participate in the Company’s bonus program for core management executives that sets forth eligibility criteria for an annual bonus at 200% if fixed salary and will have the use of a company car. The initial term of the Agreement is 36 months, and may be extended by mutual consent at any time prior to the expiration of the initial term. The Company or Mr. Nelson may terminate the Agreement at any time without cause upon 12 months’ prior written notice. From the time of such notice to the end of the 12-month notice period, Mr. Nelson would continue to receive his then-current fixed salary and any bonus payments (which shall be pro rata for such applicable portion of the then current fiscal year). If, within 12 months following a change of control (as defined in the agreement), the Company (or its successor) has reduced Mr. Nelson’s compensation in excess of 10%, requires Mr. Nelson to relocate greater than 50 miles from Mr. Nelson’s then current location, or terminates Mr. Nelson’s employment other than for cause, then Mr. Nelson will be entitled to receive a severance payment equal to 200% of his then-current annual base salary payable in a lump sum, accelerated vesting of all unvested stock options and RSUs so that they become fully vested and exercisable, and reimbursement for health care coverage until the earliest of

(i) the date Mr. Nelson is no longer eligible to receive continuation coverage pursuant to COBRA, (ii) 12 months following such termination, or (iii) for such shorter period until Mr. Nelson obtains new employment offering health insurance coverage. Mr. Nelson’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. The agreement does not contain an excise tax gross-up provision. In the event that benefits under the agreement or otherwise payable to the executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Nelson would be subject to receive either (i) the full benefits payable or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value for the executive.

Employment Agreement with Lawrence W. Midland

On March 18, 2014, the Company entered into an executive employment agreement with Lawrence Midland under which Mr. Midland will serve as President of the Company and he remained a director of the Company, replacing the amended and restated executive employment agreement between Mr. Midland and the Company dated December 21, 2011. Under the terms of the agreement, Mr. Midland will receive an annual base salary of $200,000 and will be eligible to receive an annual bonus payment of $100,000, based upon the achievement of criteria as determined by the Chief Executive Officer and approved by the Compensation Committee. Additionally, Mr. Midland is eligible to receive 10,000 RSUs and options to purchase 40,000 shares of the Company’s Common Stock. The initial term of Mr. Midland’s agreement is three years, beginning January 1, 2014, and may be extended by mutual consent at any time prior to its expiration. The Company or Mr. Midland may terminate the agreement at any time without cause upon 12 months’ prior written notice. During the 12-month notice period, Mr. Midland would continue to receive monthly salary payments and any applicable bonus payments (which shall be pro rata for such applicable portion of the then current fiscal year) until the end of the notice period. If, within 12 months following a change of control (as defined in the agreement) the Company (or its successor) has reduced Mr. Midland’s compensation in excess of 10%, requires Mr. Midland to relocate greater than 50 miles from Mr. Midland’s then-current location, or terminates Mr. Midland other than for cause, then Mr. Midland will be entitled to receive a severance payment equal to 200% of his then-current annual base salary payable in a lump sum, accelerated vesting of all unvested stock options and RSUs so that they become fully vested and exercisable, and reimbursement for health care coverage until the earliest of (i) the date Mr. Midland is no longer eligible to receive continuation coverage pursuant to COBRA, (ii) 12 months following such termination, or (iii) for such shorter period until Mr. Midland obtains new employment offering health insurance coverage. Mr. Midland’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. The agreement does not contain excise tax gross-up provision. In the event that benefits under the agreement or otherwise payable to the executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Midland is entitled to receive either (i) the full benefits payable or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value for the executive.

Effective June 30, 2014, Mr. Midland resigned as director of the Company. Mr. Midland’s resignation is not the result of any dispute or disagreement with the Company. On July 31, 2014, the Company entered into an amendment to the executive employment agreement with Lawrence Midland dated March 18, 2014, in connection with ongoing restructuring efforts. Under the terms of the amendment, Mr. Midland agreed to resign his position as President of the Company, as well as all other executive positions held by him with the Company and/or any of its subsidiaries. The amendment entitles Mr. Midland to receive a fixed salary at the rate of $16,666.67 per month for a period of 12 months, ending July 31, 2015 (the “Termination Date”). In addition, Mr. Midland is entitled to receive a monthly payment of $4,861.11 for 12 months as full settlement of the pro-rated portion of Mr. Midland’s executive bonus for 2014. Mr. Midland has agreed to waive any future right or entitlement to any performance or incentive bonus as provided under his Employment Agreement or otherwise in connection with the Company’s compensation plans as in effect from time to time prior to the Termination Date. Any stock options and RSUs granted to Mr. Midland prior to or as of the Termination Date, which remain unvested as of such date, shall thereupon become fully vested; all unexercised options will expire two years after the Termination Date.

Employment Agreement with Dr. Manfred Mueller

On February 16, 2012, the Company entered into an amended and restated executive employment agreement with Dr. Manfred Mueller. Under the terms of the agreement, Dr. Mueller will receive an annual base salary of EUR 200,000 and continued to be eligible to participate in the Company’s bonus program for core management executive officers that sets forth eligibility criteria for an annual bonus of up to a maximum of 200% of fixed salary and in the Company’s benefit programs, as in effect from time to time. The Company waived any obligation of Dr. Mueller to repay the break-up fee previously paid to him in connection with a Termination Agreement and Release, dated April 1, 2010, arising out of the merger of Bluehill ID AG and SCM Microsystems, Inc. The initial term of the agreement is 36 months, and may be extended for an additional term of 24 months by mutual agreement at any time prior to the expiration of the initial term. The Company or Dr. Mueller may terminate the amended agreement at any time without cause upon 12 months’ prior written notice. From the time of such notice to the end of the 12-month notice period, Dr. Mueller would continue to receive his then-current fixed salary and any bonus payments pro rata until the end of the notice period. The Company may terminate the amended agreement for cause at any time without notice and without any payment in lieu of notice. Effective June 1, 2012, Dr. Mueller’s employment agreement was amended to reflect a voluntary 20% salary reduction effective from June 1, 2012 through December 31, 2012.

On March 18, 2014, the Company entered into a second amendment to its amended and restatement executive employment agreement with Dr. Mueller, dated February 16, 2012. This second amendment changes Dr. Mueller’s position to Chief Operating Officer, with responsibility for the Company’s sales in the Europe/Middle East and Asia/Pacific regions. It also replaces Dr. Mueller’s eligibility for bonus compensation with payment of commissions equal to 50% of his annual base salary, based on achievement of planned target revenues and paid on a quarterly basis. Additionally, Dr. Mueller is eligible to receive 14,000 RSUs and options to purchase 56,000 shares of the Common Stock. The term of Dr. Mueller’s amended agreement is three years, beginning January 1, 2014 through December 31, 2016, and may be extended by mutual consent at any time prior to its expiration. If, within 12 months following a change of control (as defined in the agreement) the Company (or its successor) has reduced Dr. Mueller’s compensation in excess of 10% requires Dr. Mueller to relocate greater than 50 miles from Dr. Mueller’s then-current location, or terminates Dr. Mueller other than for cause, then Dr, Mueller would be entitled to receive a severance payment equal to 200% of his then-current annual base salary payable in a lump sum and accelerated vesting of all unvested stock options and RSUs so that they become fully vested and exercisable. Dr. Mueller’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. The agreement does not contain an excise tax gross-up provision. In the event that benefits under the agreement or otherwise payable to the executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Dr. Mueller would be subject to receive either (i) the full benefits payable or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value for the executive. All other terms and conditions of Dr. Mueller’s amended and restated executive employment agreement dated February 16, 2012 and amended May 31, 2012 remain in full force and effect.

On February 2, 2015, the Company entered into a third amendment to its amended and restatement executive employment agreement with Manfred Mueller, dated February 16, 2012. Pursuant to the third amendment Dr. Mueller’s title was changed to Executive Vice-President, Global Operations and Support. Dr. Mueller was formerly Chief Operating Officer, with responsibility for the Company’s sales in the Europe/Middle East and Asia/Pacific regions. In addition to the change in title, the amendment also replaces Dr. Mueller’s eligibility to earn commission compensation with an opportunity to earn a bonus equal to 50% of his annual base salary, based on achievement of planned target revenues and other mutually agreed upon performance metrics. All other terms and conditions of Dr. Mueller’s amended and restated executive employment agreement dated February 16, 2012, amended May 31, 2012, and March 18, 2014 remain in full force and effect.

Potential Payments upon Termination or Change in Control

The information below describes the estimated value of certain compensation and benefits that would potentially have become payable under contractual arrangements with our Named Executive Officers assuming a termination of employment or change in control of the Company had occurred on December 31, 2014, based upon the Named Executive Officers’ compensation and service levels as of such date and, where applicable, the $13.89 closing price of our common stock on December 31, 2014. The information presented represents estimates of incremental amounts that would become payable had a trigging event occurred on December 31, 2014 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event. Because Mr. Midland’s employment with the Company actually terminated on July 31, 2014, the information presented for him reflects the actual compensation and benefits to which he became entitled as a result of termination. The actual amounts to be paid and the value of any accelerated vesting of stock options, restricted stock or RSUs can be determined only at the time of a triggering event, and are dependent upon the facts and circumstances then applicable.

If Mr. Hart had been terminated by the Company as of December 31, 2014 for any reason other than for cause (as defined in his employment agreement), he would have become entitled to $700,000, representing 24 months’ monthly salary . Under his employment agreement, Mr. Hart would have been entitled to all applicable bonus payments until the expiry of the then current term of the employment agreement. Had Mr. Hart’s employment terminated as of December 31, 2014 following a change in control of the Company as a result of a termination without cause or other conditions of his employment are materially changed following a change of control of the Company, he would have become entitled to (i) a severance payment of $700,000 payable in a lump sum, representing 200% of his then current annual salary, (ii) reimbursement of health care coverage for a period of twelve months and having a value of approximately $9,000, and (ii) accelerated vesting of options for 10,833 shares having an intrinsic value of approximately $150,000. Mr. Hart’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. In addition, Mr. Hart may be subject to a Section 280G cutback.

If Mr. Nelson had been terminated by the Company as of December 31, 2014 for any reason other than for cause (as defined in his employment agreement), he would have become entitled to $295,000, representing 12 months’ salary or continued payment thereof in lieu of notice. Under his employment agreement, Mr. Nelson would have been entitled to a pro rata portion of any bonus that would otherwise have been earned by him during the 12-month notice period. Had Mr. Nelson’s employment terminated as of December 31, 2014 following a change in control of the Company as a result of involuntary termination without cause or his resignation following a material change in his employment conditions, he would have become entitled to (i) a severance payment of $590,000 payable in a lump sum, representing 200% of his then current annual salary, (ii) reimbursement of health care coverage for a period of twelve months and having a value of approximately $9,000, and (ii) accelerated vesting of options for 135,000 shares having an intrinsic value of approximately $1,875,000. Mr. Nelson’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. In addition, Mr. Nelson may be subject to a Section 280G cutback.

Mr. Midland and the Company entered into an amendment to the executive employment agreement with Lawrence Midland on July 31, 2014, under which Mr. Midland agreed to resign his position as President of the Company, as well as all other executive positions held by him with the Company and/or any of its subsidiaries. The amendment entitles Mr. Midland to receive a fixed salary at the rate of $16,666.67 per month for a period of 12 months, ending July 31, 2015 (the “Termination Date”). In addition, Mr. Midland is entitled to receive a monthly payment of $4,861.11 for 12 months as full settlement of the pro-rated portion of Mr. Midland’s executive bonus for 2014 and health care coverage for the period up to his Termination Date having a value of approximately $9,000. Under the amendment, any stock options and RSUs granted to Mr. Midland prior to or as of the Termination Date, which remain unvested as of such date, shall thereupon become fully vested and all unexercised options will expire two years after Termination Date. Mr. Midland is entitled to the accelerated vesting of options for 30,000 shares having an intrinsic value of approximately $417,000 and 20,000 RSUs with a value of approximately $278,000.

If Dr. Mueller had been terminated by the Company as of December 31, 2014 for any reason other than for cause as defined in his employment agreement, he would have become entitled to approximately $249,532, representing 12 months’ salary based on the average exchange rate for December 2014 of one Euro being equal to 0.8015 U.S. Dollars or continued payment thereof in lieu of notice, and a pro rata portion of any bonus that would otherwise have been earned by him during the 12-month notice period. Had Dr. Mueller’s employment terminated as of December 31, 2014 following a change in control of the Company as a result of a termination without cause or other conditions of his employment are materially changed following a change of control of the Company, he would have become entitled to (i) a severance payment of $499,064 payable in a lump sum, representing 200% of his then current annual salary, (ii) reimbursement of health care coverage for a period of twelve months and having a value of approximately $3,200, and (ii) accelerated vesting of options for 42,500 shares having an intrinsic value of approximately $590,000. Dr. Mueller’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. In addition, Dr. Mueller may be subject to a Section 280G cutback.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2014 about our Common Stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”), 2007 Stock Option Plan and the Bluehill ID stock option plans assumed in connection with our acquisition of Bluehill ID (the “Bluehill Plans”), the 2010 Bonus and Incentive Plan (the “2010 Plan”) and the 2011 Incentive Compensation Plan (the “2011 Plan”). Each of the 1997 Stock Plan, Director Plan and Nonstatutory Plan have expired and no additional awards will be granted under such plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	881,946	$11.751	648,884
Equity compensation plans not approved by security holders (2)	15,169	$31.897	—

Total	897,115	$12.092	648,884

(1)	Equity plans approved by stockholders consist of the 2007 Stock Option Plan, the 1997 Stock Plan, the Director Plan, the Bluehill Plans, the 2010 Plan, the 2011 Plan and the ESPP.
(2)	Equity plans not approved by stockholders consist of the Nonstatutory Plan. The Nonstatutory Plan expired in 2010 and no more options can be granted under this plan.
(3)	As of December 31, 2014, there were 897,115 stock options outstanding with a weighted average exercise price of $12.09 and a weighted average term of 7.56 years. Also, as of December 31, 2014, there were 542,342 RSUs outstanding. Shareholder Proposal No. 3, if approved, will increase the number of shares available for future equity grants from 648,884 to 1,398,884 (750,000 additional shares) retroactive to January 1, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

As a “smaller reporting company,” as defined by SEC regulations promulgated under the Exchange Act, the Company is not required to disclose its Related Party Transaction Policy otherwise required by Item 404 of Regulation S-K.

Related Party Transactions

Earn-out Consideration Pursuant to idOnDemand Agreement. As discussed in our Annual Report on Form 10-K, the Company entered into a Stock Purchase Agreement (the “SPA”) on April 29, 2011 between the Company and the sellers of idOnDemand, Inc. (the “Selling Shareholders”) whereby the Selling Shareholders were eligible to receive limited earn-out payments (“Earn-out Consideration”) in the form of shares of common stock subject to certain lock-up periods under the terms of the SPA. The SPA provided for the Earn-out Consideration to be paid to the Selling Shareholders for each of the years or part years ended December 31, 2011, 2012, 2013 and 2014 based on the achievement of specific financial and sales performance targets, with the measurement of those achievements to be determined based on the financial records of idOnDemand. However, since the idOnDemand product group has been fully integrated into the Company since the acquisition and, as such, it was impractical to derive the discrete financial records of the related product group, the Company decided to engage a third party independent valuation firm to assist in the validation of the Earn-out Consideration liability as of December 31, 2014. The valuation was based on a calculation of the Company’s internal sales performance data as well as consideration of comparable companies’ metrics and data. The Board of Directors of the Company considered this valuation, among other factors, and approved an Earn-out Consideration liability in the amount of $3.51 million for the period ended December 31, 2014.

As outlined in the SPA, certain of the Selling Shareholders include the Company’s CEO and CFO. The Earn-out Consideration will be settled through the issuance of the Company’s common stock within 60 days from the release of annual results. Accordingly, the $3.51 million Earn-out Consideration will be distributed to the Selling Shareholders in proportion to their former shareholdings, which include approximately 87% held by our CEO Jason Hart representing approximately $3,040,000 and 0.3% held by our CFO Brian Nelson representing approximately $10,500 of the total Earn-out Consideration. Company common shares issued will have a lock-up period of 12 months from date of issue.

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of

Identiv, Inc.

Brian Nelson

Secretary

Fremont, California

April     , 2015

Annex A

CERTIFICATE OF AMENDMENT

TO THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF IDENTIV, INC.

Identiv, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is Identiv, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, amended and restated on December 20, 1996, amended and restated March 10, 1997, amended and restated April 9, 1997, amended and restated October 10, 1997, amended on November 9, 2009, amended on June 16, 2010, amended on June 6, 2011, and amended on May 22, 2014 (the “Certificate of Incorporation”).

SECOND: Article IV of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares, designated “Preferred Stock” and “Common Stock.” The total number of shares which the Corporation shall have authority to issue is 60,000,000 of which 50,000,000 shares shall be Common Stock at $0.001 par value per share and 10,000,000 shares shall be Preferred Stock at $0.001 par value per share.

Shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is also authorized to decrease the number of shares of any series of Preferred Stock prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of undesignated Preferred Stock.”

THIRD: The foregoing amendment to the Certificate of Incorporation has been duly approved by the Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law.

FOURTH: The foregoing amendment to the Certificate of Incorporation has been duly approved by the stockholders in accordance with the provisions of Sections 211 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this      day of May, 2015 and affirms the statements contained herein as true under penalty of perjury.

Name:	Jason Hart
Title:	Chief Executive Officer

A-1

Annex B

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH MARCH 27, 2015)

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH MARCH 27, 2015)

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH MARCH 27, 2015)

1. Purpose. The purpose of this 2011 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Identiv, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “2007 Plan” means the Company’s 2007 Stock Option Plan, as amended.

(b) “2010 Plan” means the Company’s 2010 Bonus and Incentive Plan, as amended.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(e) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g) “Board” means the Company’s Board of Directors.

(h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(l) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be April 7, 2011.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(aa) “Listing Market” means the NASDAQ Stock Market or any other national securities exchange on which any securities of the Company are listed for trading or, if not so listed, any automated dealer quotation system on which the securities are quoted.

(bb) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(oo) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(pp) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(tt) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(uu) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 2,609,956, consisting of an initial fixed authorization of 400,000 Shares, plus the 210,660 Shares and 249,296 Shares that remained available for delivery under the 2007 Plan and the 2010 Plan, respectively, on June 6, 2011 (the “Initial Stockholder Approval Date”), plus the additional 1,000,000 Shares authorized for issuance under the Plan at the Company’s 2014 Annual Meeting of Stockholders, plus an additional 750,000 Shares authorized for issuance under the Plan at the Company’s 2015 Annual Meeting of Stockholders. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 2,609,956 Shares.

(d) Awards Under the 2007 Plan and the 2010 Plan. This Plan will serve as the successor to the 2007 Plan. Awards granted under the 2007 Plan prior to the Initial Stockholder Approval Date shall continue to be governed by the terms of the 2007 Plan; however, no further awards shall be made under the 2007 Plan after the Initial Stockholder Approval Date. For the avoidance of doubt, securities issuable in connection with awards granted under the 2010 Plan after the Initial Stockholder Approval Date shall be issued in accordance with and governed by the terms of the 2011 Plan.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 150,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than 150,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Non-Discretionary Options for Certain Directors. In addition to any other Options that any Director who is not an Employee may be granted on a discretionary basis under the Plan, each Director who is not an Employee shall be automatically granted without the necessity of action by the Board or the Committee, Options subject to the following terms and conditions:

(A) Initial Grant. On the date that a Director who is not an Employee commences service on the Board, an initial grant of Options that are not intended to be designated as Incentive Stock Options (“Non-Qualified Stock Options), shall automatically be made to that Director who is not an Employee (the “Initial Grant”). The number of Shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of Shares subject to the Initial Grant for a given newly-elected Director who is not an Employee prior to the date of grant for such Initial Grant, then the number shall be ten thousand (10,000) Shares. If at the time a Director who is also an Employee or does not otherwise qualify as an outside director within the meaning of Section 162(m) of the Code (an “Outside Director”), commences service on the Board, such Director shall be entitled to an Initial Grant at such time as such Director subsequently is no longer an Employee or qualifies as an Outside Director and if such Director remains a Director.

(B) Annual Grant. An annual grant of Non-Qualified Stock Options (the “Annual Grant”) shall automatically be made to each Director who (i) is re-elected to the Board or who otherwise continues as a Director, (ii) qualifies as an Outside Director on the relevant grant date and (iii) has served as a Director for at least six months. The number of Shares subject to this Annual Grant and other terms governing this Annual Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of Shares subject to the Annual Grant, then the number shall be five thousand (5,000) Shares. The date and time of grant of an Annual Grant is the date of the annual meeting of the Company’s stockholders and the time shall be immediately upon the adjournment of the annual meeting of the Company’s stockholders.

(C) Vesting. Non-Qualified Stock Options received by the Participant as an Initial Grant or an Annual Grant (collectively the “Director Non-Discretionary Options”) shall vest and become exercisable in twelve (12) equal monthly installments on each monthly anniversary of the grant date, such that the Award is fully vested after one year of Continuous Service on the Board from the grant date.

(D) Termination of Continuous Service as a Director. In the event a Participant’s Continuous Service as a Director terminates for any reason other than death, the Participant may exercise his or her Director Non-Discretionary Options to the extent that the Participant was entitled to exercise such Director Non-Discretionary Options as of the date of termination of the Participant’s Continuous Service as a Director, but only within ninety (90) calendar days following the date of such termination of the Participant’s Continuous Service as a Director (and in no event later than the expiration of the term of such Director Non-Discretionary Options as set forth in the applicable Award Agreement(s)). This period may be adjusted by the Board in its discretion, provided that the affected Participant shall be recused from such decision of the Board. If Participant’s Continuous Service as a Director terminates due to death, the Participant’s estate, a person who acquired the right to exercise the Director Non-Discretionary Options by bequest or inheritance, or a person designated to exercise the Director Non-Discretionary Options upon the Participant’s death pursuant to Section 10(b) of the Plan must exercise the Director Non-Discretionary Options to the extent that the Participant was entitled to exercise such Director Non-Discretionary Options as of the date of termination of the Participant’s Continuous Service as a Director, but only within twelve (12) months following the date of such termination of the Participant’s Continuous Service as a Director (and in no event later than the expiration of the term of such Director Non-Discretionary Options as set forth in the applicable Award Agreement(s)). This period may be adjusted by the Board in its discretion. If, after termination of the Participant’s Continuous Service as a Director, the Director Non-Discretionary Options are not exercised within ninety (90) calendar days or twelve months, as applicable, following the date of such termination of the Participant’s Continuous Service as a Director, the Director Non-Discretionary Options shall terminate.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the

Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, including, without limitation, annual Director fees payable to a Director that has elected to receive some or all of such annual Director fees payable to him or her in the form of Shares; provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that

Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section  409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the

Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee, as constituted immediately before the Change in Control, in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, in the event of a termination of the Participant’s Continuous Service with the Company (if it is the surviving entity in the Change in Control) or the successor company (other than a termination of the Participant’s Continuous Service for Cause by the Company or the successor company, as applicable, by the Participant without Good Reason, or by reason of the Participant’s death or Disability) within 24 months following such Change in Control, the Participant’s Award(s) shall become immediately vested.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the

Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

IDENTIV, INC.

PROXY FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at

1-800-690-6903, or via the Internet at WWW. PROXYVOTE.COM and follow the simple instructions.

Use the Company Number and Account Number shown on your proxy card.

The stockholders hereby appoints Jason Hart and Brian Nelson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Identiv, Inc. that the stockholders are entitled to vote at the Annual Meeting of stockholder(s) to be held at 8:00 a.m. local time, on May 26, 2015, at the offices of Wilson, Sonsini, Goodrich & Rosati PC, located at 650 Page Mill Road, Palo Alto, California, 94304 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Annual Meeting of Stockholders of

Identiv, Inc.

May 26, 2015

Please sign, date and mail

your proxy card in the envelope provided

as soon as possible.

The Board of Directors recommends a vote “FOR” all proposals.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Board of Directors recommends you vote “FOR” each of the nominees listed below:

1.	Election of Class II Directors to serve for a three-year term ending at the annual meeting of stockholders in 2018:	For	Against	Abstain

01 – Jason Hart		☐	☐	☐

01 – James Ousley		☐	☐	☐

The Board of Directors recommends you vote “FOR” proposals 2 through 5:

2.	To amend Identiv’s Fourth Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of Common Stock by 80,000,000 million to 50,000,000 shares	For	Against	Abstain

		☐	☐	☐

3.	To approve an amendment to Identiv’s 2011 Incentive Compensation Plan to increase the number of shares reserved for issuance by an additional 750,000	☐	☐	☐

4.	To ratify the appointment of BDO USA LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2015	☐	☐	☐

5.	To approve the non-binding advisory resolution on Named Executive Officer compensation (“Say on Pay”)	☐	☐	☐

And to transact other such business as may properly come before the meeting or at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2, 3, 4 and 5.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the Annual Meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

SIGNATURE(S)                                                               DATE

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint signers should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Annual Meeting of Stockholders of

Identiv, Inc.

May 26, 2015

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET - www. proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.